UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.          )

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Talos Energy Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Meeting Date & Time:	Meeting Place:	Record Date:

May 6, 2019 10:30 a.m.	Three Allen Center 333 Clay Street, Suite 3300, Houston, Texas 77002	March 11, 2019

To the stockholders of Talos Energy Inc.:

Notice is hereby given that the 2019 Annual Meeting of Stockholders of Talos Energy Inc. (the “Company”) will be held at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, on May 6, 2019, at 10:30 a.m., Central Time (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1. To elect to the Company’s Board of Directors the three Class I directors set forth in the accompanying Proxy Statement, each of whom will hold office until the 2022 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

P. 5

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	P. 55

3. To approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2018.	P. 57

4. To vote on the approval, on a non-binding advisory basis, of the frequency of future advisory votes on the Company’s Named Executive Officer compensation.	P. 59

5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Each outstanding share of the Company’s common stock (NYSE: TALO) entitles the holder of record at the close of business on March 11, 2019, to receive notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, BY TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD YOU WILL RECEIVE. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

Talos Energy Inc. Three Allen Center 333 Clay Street, Suite 3300 Houston, Texas 77002 Houston, Texas April 3, 2019	By Order of the Board of Directors, Neal P. Goldman Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2019: THIS PROXY STATEMENT, THE PROXY CARD AND OUR ANNUAL REPORT ARE AVAILABLE AT WWW.INVESTORVOTE.COM/TALO.

TALOS ENERGY INC.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board of Directors” or the “Board”) of Talos Energy Inc. (the “Company,”) requests your proxy for the 2019 Annual Meeting of Stockholders that will be held on May 6, 2019, at 10:30 a.m. Central Time, at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002 (the “Annual Meeting”). By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares at any adjournments or postponements of the Annual Meeting, and with respect to any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, the enclosed proxy card and our Annual Report are being mailed to stockholders beginning April 5, 2019.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following four proposals:

●

Proposal ONE: To elect to the Board the three Class I directors set forth in this Proxy Statement, each of whom will hold office until the 2022 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

●	Proposal TWO: To ratify the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

●	Proposal THREE: To approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation, as disclosed in this Proxy Statement, for the fiscal year ended December 31, 2018.

●	Proposal FOUR: 4. To vote on the approval, on a non-binding advisory basis, of the frequency of future advisory votes on the Company’s Named Executive Officer compensation.

In addition, any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote FOR the election to the Board of each of the director nominees (Proposal ONE) named in this Proxy Statement; FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal TWO);

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FOR the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2018 (Proposal THREE); and FOR the frequency, on a non-binding advisory basis, of every “one year” for future advisory votes on the Company’s Named Executive Officer compensation (Proposal FOUR).

Voting at the Annual Meeting

Our common stock, par value $0.01 per share (our “common stock”), is the only class of securities that entitle holders to vote generally at meetings of the Company’s stockholders. Holders of our common stock will vote as a single class on all matters presented at the Annual Meeting. Each share of our common stock outstanding on the Record Date entitles the holder to one vote at the Annual Meeting.

If on the Record Date you held shares of our common stock that are represented by stock certificates or registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares and Computershare is sending these proxy materials directly to you on our behalf. Proxies may also be solicited on behalf of the Board of Directors, without additional compensation, by our directors, officers and other regular employees. We have not retained a professional proxy solicitor or other firm to assist with the solicitation of proxies, although we may do so if deemed appropriate. As a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, you may vote by Internet or by telephone by following the instructions on your proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet, by telephone or by filling out and returning the enclosed proxy card. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of the Board stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to Talos Energy Inc., Attn: William S. Moss III, Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, (2) duly executing a proxy bearing a later date, (3) voting again by Internet or by telephone or (4) attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.

If on the Record Date you held shares of our common stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring to the Annual Meeting a letter from your broker, bank or other nominee confirming your beneficial ownership of the shares as of the Record Date. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on the ratification of our independent public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors. Shares that constitute broker non-votes will be counted for the

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purpose of establishing a quorum at the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours for a period of ten days before the Annual Meeting at our offices located at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002. The list will also be available for inspection at the Annual Meeting.

Quorum Requirement for the Annual Meeting

The presence, in person or by proxy, at the Annual Meeting of the persons holding shares of our outstanding common stock on the Record Date that represent a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 54,155,805 shares of our common stock held by 307 stockholders of record. Both abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting, but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of establishing a quorum.

Required Votes

Election of Directors. Each nominee for director will be elected by the affirmative vote of a majority of the votes cast with respect to such nominee’s election at the Annual Meeting. This means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

Ratification of our Independent Public Accounting Firm. Approval of the proposal to ratify the Audit Committee’s appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote on the proposal. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal.

Approval of Named Executive Officer Compensation. Approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2018 requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote on the proposal. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal. This advisory vote on executive compensation is not binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the result of the vote when determining future executive compensation programs. This agenda item is also known as the “say-on-pay” vote.

Frequency of Future Advisory Votes on Executive Compensation. The frequency of the say-on-pay vote—every one year, every two years or every three years—that receives the greatest number of votes will be the frequency that the stockholders approve on a non-binding advisory basis. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal. This advisory vote on the frequency of the say-on-pay vote is not binding on the Board. However, the Board will take into account the result of the vote when determining the frequency of future say-on-pay votes. This agenda item is also known as the “say-when-on-pay” vote.

Resignation Policy

In the event of an uncontested election of directors (i.e., an election at which the number of nominees does not exceed the number of directors to be elected) that results in an incumbent director nominee receiving a

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greater number of votes “against” his or her election than votes “for” election, the resignation policy included in our Corporate Governance Guidelines requires that such nominee promptly tender his or her resignation to our Board of Directors.

The resignation policy permits the Board of Directors to delegate to a committee the responsibility to make recommendations regarding any such resignation tendered. The Board is required to take action with respect such resignation, taking into account any such committee recommendation (if applicable), and thereafter disclose the Board’s determination, as well as the rationale if the Board decided to reject such resignation.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies by mail, personal interview, telephone, or via the Internet through our directors, officers and other regular employees, who will receive no additional compensation for their services.

Default Voting

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly execute and submit a proxy, but do not provide any voting instructions, your shares will be voted FOR the election to the Board of each of the director nominees listed in Proposal ONE, FOR Proposal TWO, FOR Proposal THREE and FOR the frequency of “one year” for future advisory votes in Proposal FOUR.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees for Election as Directors

At the recommendation of the Governance & Nominating Committee, the Board of Directors has nominated the following individuals for election as Class I directors of the Company, to serve for three-year terms beginning at the Annual Meeting and expiring at the 2022 Annual Meeting of Stockholders, and until either they are re-elected or their successors are elected and qualified or until their earlier death, resignation or removal:

Mr. Charles M. Sledge

Mr. Robert M. Tichio

Ms. Olivia C. Wassenaar

Mr. Sledge, Mr. Tichio and Ms. Wassenaar are currently serving as directors of the Company. If Mr. Sledge, Mr. Tichio and Ms. Wassenaar are elected to the Board of Directors, the size of the Board will remain at ten members. Biographical information for each director nominee is contained in the “Directors and Executive Officers” section below.

The Board of Directors has no reason to believe that its director nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, the persons acting under your proxy will vote for the election of a substitute nominee, if any, that the Board of Directors recommends.

Stockholders’ Agreement

Pursuant to a Stockholders’ Agreement (the “Stockholders’ Agreement”) we entered into in connection with the business combination of Talos Energy LLC and Stone Energy Corporation (“Stone”) on May 10, 2018 (the “Stone Combination”), and our Amended & Restated Bylaws, the Board of Directors is to consist of ten members, and certain funds and other alternative investment vehicles managed by Apollo Management VII, L.P. and Apollo Commodities Management, L.P., with respect to Series I (the “Apollo Funds”) and certain entities controlled by or affiliated with Riverstone Energy Partners V, L.P. (the “Riverstone Funds,” and the Apollo Funds and the Riverstone Funds, each a “Stockholder Group”) will each independently have the right to designate, in connection with any annual or special meeting of our stockholders at which directors will be elected, (i) two persons for nomination by the Board of Directors for election to the Board (each, a “Nominee”) for so long as such Stockholder Group owns at least (A) 15% of our outstanding common stock or (B) 50% of the number of shares of our common stock issued to such Stockholder Group in connection with the Stone Combination, after appropriate adjustment for any stock split, subdivision, combination or reclassification of any shares (such shares with respect to each Stockholder Group, the “Initial Group Shares,” and collectively, the “Initial Shares”) and (ii) one Nominee for so long as such Stockholder Group owns (A) at least 5% but less than 15% of our outstanding common stock or (B) at least 50% of the number of Initial Group Shares.

Further, the Stockholders’ Agreement also provides that (i) for so long as the Apollo Funds and the Riverstone Funds collectively own at least (A) 50% of our outstanding common stock or (B) 80% of the number of Initial Shares, the Apollo Funds and the Riverstone Funds shall have the collective right to designate two Nominees, one of whom qualifies as an “independent” under the New York Stock Exchange (“NYSE”) listing standards (an “Independent Director”) and the other of whom must either be our Chief Executive Officer or also qualify as an Independent Director, and (ii) for so long as the Apollo Funds and the Riverstone Funds collectively own (A) less than 50% of our outstanding common stock but at least 60% of the Initial Shares or (B) less than 80% of the Initial Shares but at least 40% of our outstanding common stock, the Apollo Funds and the Riverstone Funds shall have the collective right to designate one Nominee, whom must either be our Chief Executive Officer or qualify as an Independent Director.

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The Apollo Funds and the Riverstone Funds have agreed to vote their shares of our common stock in favor of any Nominees designated by the other Stockholder Group, and in accordance with the terms of the Stockholders’ Agreement with respect to all other Nominees. For additional information regarding the Stockholders’ Agreement and the Apollo Funds’ and the Riverstone Funds’ obligations with respect to voting in the election of nominees not designated by a Stockholder Group, see “Certain Relationships and Related Party Transactions—Stockholders’ Agreement” and the copy of the Stockholders Agreement filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Vote Required

The election of each director in this Proposal ONE requires the affirmative vote of a majority of the votes cast by the holders entitled to vote in the election of directors. This means that the number of shares voted FOR a nominee must exceed the number of shares voted AGAINST that nominee. Neither abstentions nor broker non-votes will have any effect on the outcome of the election of directors.

Recommendation

The Board unanimously recommends that stockholders vote FOR the election to the Board of each of the director nominees.

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DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the stockholders elect to the Board of Directors the director nominees set forth in “Proposal ONE: Election of Directors” above, the Board of Directors of the Company will be, and the Named Executive Officers of the Company are:

Name	Age	Title
Neal P. Goldman(3)	49	Chairman of the Board
Timothy S. Duncan	46	President and Chief Executive Officer, Director
Charles M. Sledge(1)(3)	53	Director
Robert M. Tichio(3)	41	Director
Olivia C. Wassenaar(2)	39	Director
John “Brad” Juneau(1)(4)	59	Director
Donald R. Kendall, Jr.(1)	66	Director
James M. Trimble(2)(4)	70	Director
Christine Hommes(4)	34	Director
Rajen Mahagaokar(2)	33	Director
Stephen E. Heitzman	69	Executive Vice President and Chief Operating Officer
John A. Parker	63	Executive Vice President of Exploration
Michael L. Harding II	51	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer
William S. Moss III	49	Executive Vice President, General Counsel and Secretary

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Governance & Nominating Committee.
(4)	Member of the Safety Committee.

The Board of Directors consists of ten members, divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for re-election as their terms of office expire. Mr. Sledge, Mr. Tichio and Ms. Wassenaar are designated as Class I directors and, assuming the stockholders elect them to the Board as set forth in “Proposal ONE: Election of Directors” above, their terms of office will expire in 2022. Messrs. Duncan, Juneau and Kendall are designated as Class II directors, and their terms of office expire in 2020. Messrs. Goldman, Trimble and Mahagaokar and Ms. Hommes are designated as Class III directors and their terms of office expire in 2021.

Set forth below is biographical information about each of the Company’s directors, director nominees and Named Executive Officers.

Our Directors

Neal P. Goldman

Mr. Goldman has served as the Chairman of the Board of Directors since May 2018. He previously served as the Chairman of the board of directors of Stone from March 2017 to May 2018. Mr. Goldman is currently the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, turnaround consulting, strategic planning and special situation investments. Mr. Goldman was a Managing Director at Och Ziff Capital Management, L.P. from 2014 to 2016 and a Founding Partner of Brigade Capital Management, LLC from 2007 to 2012, which he helped build to over $12 billion in assets under management. Prior to this, Mr. Goldman was a Portfolio Manager at MacKay Shields LLC and also

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held various positions at Salomon Brothers Inc., both as a mergers and acquisitions banker and as an investor in the high yield trading group. Throughout his career, Mr. Goldman has held numerous board representations, including roles as an independent member of the boards of directors of Lightsquared, Inc., Pimco Income Strategy Fund I & II and Catalyst Paper Corporation, as well as a member of the boards of directors of Jacuzzi Brands and NII Holdings, Inc. Mr. Goldman has served on the boards of directors of Midstates Petroleum Company, Inc. since October 2016, Walter Investment Management Corp. since January 2017, Ultra Petroleum Corp. since April 2017 and PetroQuest Energy, Inc. (“PetroQuest”) since February 2019. Mr. Goldman received a BA from the University of Michigan and an MBA from the University of Illinois. Based upon Mr. Goldman’s involvement in strategic planning and his experience on multiple boards, we believe that Mr. Goldman is a valuable member of the Board of Directors.

Timothy S. Duncan

Mr. Duncan has served as our President and Chief Executive Officer and as a member of our Board of Directors since May 2018. Mr. Duncan is a founder of Talos Energy LLC and served as its President and Chief Executive Officer and a member of its board of directors from April 2012 to May 2018. Prior to Talos Energy LLC, Mr. Duncan was the Senior Vice President of Business Development and a founder of Phoenix Exploration in April 2006, where he was responsible for all of Phoenix’s business development evaluations and negotiations, including the sale of the company to a group of buyers led by Apache Corporation. Prior to Phoenix Exploration, Mr. Duncan served as Manager of Reservoir Engineering and Evaluations for Gryphon Exploration. Mr. Duncan also worked in various reservoir engineering and portfolio evaluation functions for Amerada Hess Corporation, Zilkha Energy Company and Pennzoil E&P Company. Mr. Duncan received his BS in Petroleum Engineering from Mississippi State University, where he was honored in 2012 as a Distinguished Fellow of the College of Engineering. Mr. Duncan also received his MBA from the Bauer Executive Program at the University of Houston. He is an active member of the SPE, IPAA, the National Ocean Industries Association (NOIA) and the Young Presidents’ Organization. Mr. Duncan also serves on various academically focused advisory boards, including the College of Engineering Dean’s Advisory Council and the Foundation Board at Mississippi State University. Mr. Duncan was named as Ernst & Young Entrepreneur of the Year for the Energy and Energy Services sector in the Gulf Coast in June 2016. Based on Mr. Duncan’s significant experience as an officer of oil and gas companies, together with his training as a reservoir engineer and broad industry knowledge, we believe that he possesses the requisite skills to serve as a member of our Board of Directors.

Charles M. Sledge

Mr. Sledge has served as a member of the Board of Directors since May 2018. He previously served as a member of Stone’s board of directors from March 2017 to May 2018. Mr. Sledge served as the Chief Financial Officer of Cameron International Corporation, an oilfield services company, from 2008 to 2016. Prior to that, Mr. Sledge served as the Corporate Controller of Cameron International Corporation from 2001 until 2008. Mr. Sledge has served on the boards of Templar Energy LLC since January 2017, Vine Resources, Inc. since April 2017 and Expro International since April 2018, where he serves as non-executive chairman. Mr. Sledge holds a BS in Accounting from Louisiana State University and is a graduate of the Harvard Business School Advanced Management Program. We believe that Mr. Sledge’s

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strong financial background, including his 20 years of experience as a financial executive, makes him a valuable member of the Board of Directors.

Robert M. Tichio

Mr. Tichio has served as a member of the Board of Directors since May 2018 and previously served as a director of Talos Energy LLC from April 2012 to May 2018. Mr. Tichio is a Partner at Riverstone Holdings LLC (“Riverstone”) and joined Riverstone in 2006. Prior to joining Riverstone, Mr. Tichio was in the Principal Investment group of Goldman Sachs, which manages the firm’s private corporate equity investments. Mr. Tichio began his career at J.P. Morgan in the Mergers & Acquisitions group, where he concentrated on assignments that included public company combinations, asset sales, takeover defenses and leveraged buyouts. In addition to serving on the boards of a number of Riverstone portfolio companies and their affiliates, Mr. Tichio has been a director of EP Energy Corporation since September 2013 and a director of Centennial Resource Development, Inc. since October 2016. Mr. Tichio previously served as a member of the board of directors of Gibson Energy (TSE-GEI) from 2008 to 2013; Midstates Petroleum Company, Inc. from 2012 to 2015; and Northern Blizzard Inc. from 2010 to 2017. He holds an MBA from Harvard Business School and a bachelor’s degree from Dartmouth College. We believe Mr. Tichio’s extensive energy industry background, particularly his expertise in mergers and acquisitions, brings important experience and skill to the Board of Directors.

Olivia C. Wassenaar

Ms. Wassenaar has served as a member of the Board of Directors since November 2018, and previously served in such role for a short duration in May 2018. Ms. Wassenaar also served as a member of the board of directors of Talos Energy LLC from April 2012 to May 2018. Ms. Wassenaar joined Apollo Global Management, LLC (“Apollo”) in August 2018, where she is currently a Partner. From 2008 until she joined Apollo, Ms. Wassenaar held various positions with Riverstone, most recently as a Managing Director, where she was involved in investments throughout the energy sector. Prior to joining Riverstone, Ms. Wassenaar was with Goldman, Sachs & Co. in the Global Natural Resources investment banking group. In this capacity, she focused on mergers, initial public offerings, and leveraged buyouts for energy, power and renewable energy companies. Previously, Ms. Wassenaar was a Junior Professional Associate at The World Bank Group in Washington, D.C. Ms. Wassenaar currently serves on the board of LifePoint Health, Inc. She has also served on the board of directors of various private companies. Additionally, she previously served on the boards of Northern Blizzard Resources Inc., USA Compression Partners, LP, and Niska Gas Storage Partners LLC. She received her AB, magna cum laude, from Harvard College and an MBA from the Wharton School at the University of Pennsylvania. We believe that Ms. Wassenaar’s experience in evaluating financial and strategic options and the operations of companies in our industry and her experience on multiple boards make her a valuable member of the Board of Directors.

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John “Brad” Juneau

Mr. Juneau has served as a member of the Board of Directors since May 2018. He previously served as a member of Stone’s board of directors from March 2017 to May 2018. Mr. Juneau has served a member of the board of directors of PetroQuest since February 2019. He is the co-founder of Contango ORE, Inc. (“Contango”), a publicly traded gold exploration company, and he served as President, Chief Executive Officer and a director of Contango since August 2012 and as Chairman of its board of directors since 2013. Mr. Juneau is the sole manager of the general partner of Juneau Exploration, L.P., a company involved in the exploration and production of oil and natural gas. Prior to forming Juneau Exploration in 1998, Mr. Juneau served as Senior Vice President of exploration for Zilkha Energy Company from 1987 to 1998. Prior to joining Zilkha Energy Company, Mr. Juneau served as a Staff Petroleum Engineer with Texas International Company for three years, where his principal responsibilities included reservoir engineering, as well as acquisitions and evaluations. Prior to that, he was a Production Engineer with Enserch Corporation in Oklahoma City. Mr. Juneau holds a BS in Petroleum Engineering from Louisiana State University. We believe that Mr. Juneau’s extensive energy industry background, particularly his expertise in reservoir engineering and involvement with exploration and production companies, make him a valuable member of the Board of Directors.

Donald R. Kendall, Jr.

Mr. Kendall has served as a member of the Board of Directors since May 2018. Since October 1998, Mr. Kendall has served as Managing Director and Chief Executive Officer of Kenmont Capital Partners, a private investment and advisory firm. From July 1993 until he joined Kenmont Capital Partners, Mr. Kendall served as President of Cogen Technologies Capital Company, a power generation firm, and concurrently as Chairman and Chief Executive Officer of Palmetto Partners, an investment management firm. Mr. Kendall serves as a director of American Midstream Partners LP and a member of its audit and conflict committees, and he previously served as a member of the board of directors and compensation committee of Solar City Corporation and the chair of its special and audit committees. Additionally, Mr. Kendall served as chair of the audit, compensation and nominating and governance committees of privately held Stream Energy. Mr. Kendall received a B.A. in Economics from Hamilton College and an MBA from The Amos Tuck School of Business Administration at Dartmouth College. We believe that Mr. Kendall’s many years of executive management experience, including experience as a chief executive officer, and his experience on multiple boards, make him a valuable member of the Board of Directors.

James M. Trimble

Mr. Trimble has served as a member of the Board of Directors since May 2018. He previously served as the Interim Chief Executive Officer of Stone from April 2017 until May 2018 and as a member of Stone’s board of directors starting in February 2017 until May 2018. Mr. Trimble previously served as Chief Executive Officer and President of PDC Energy, Inc., a publicly traded independent natural gas and oil company, from 2011 until 2015. From 2005 until 2010, Mr. Trimble was Managing Director of Grand Gulf Energy, Limited, a public company traded on the Australian Securities Exchange, and President and Chief Executive Officer of Grand Gulf’s U.S. subsidiary Grand Gulf Energy Company LLC, an exploration and development company focused primarily on drilling in mature basins in Texas, Louisiana and Oklahoma. From 2000 through 2004, Mr. Trimble served as Chief Executive Officer

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of Elysium Energy and then TexCal Energy LLC, both of which were privately held oil and gas companies that he managed through workouts. Prior to this, he was Senior Vice President of Exploration and Production for Cabot Oil and Gas, a publicly traded independent energy company. Mr. Trimble was hired in July 2002 as Chief Executive Officer of TexCal (formerly Tri-Union Development) to manage a distressed oil and gas company through bankruptcy. Mr. Trimble has served on the boards of directors of Callon Petroleum Company since 2014 and Crestone Peak Resources LLC (a private company operating in the DJ Basin of Colorado) since December 2016. Mr. Trimble previously served on the boards of directors of PDC Energy from 2009 until June 2016, C&J Energy Services LTD from March 2016 to January 2017 to assist with it Chapter 11 process, Seisgen Exploration LLC, a small private exploration and production company operating in southern Texas, from 2008 to 2015, Grand Gulf Energy LTD from 2009 to 2012 and Blue Dolphin Energy, an independent oil and gas company with operations in the Gulf of Mexico, from November 2002 until May 2006. Mr. Trimble was an officer of PDC Energy in September 2013, when each of the twelve partnerships for which the company was the managing general partner filed for bankruptcy in the federal bankruptcy court, Northern District of Texas, Dallas Division and was on the board of C&J Energy Services when it filed for bankruptcy in the court of the Southern District of Texas, Houston Division in July 2016. Mr. Trimble is Registered Professional Engineer and has a BS in Petroleum Engineering from Mississippi State University. Based upon Mr. Trimble’s many years of oil and gas industry executive management experience, including experience as a chief executive officer, and knowledge of current developments and best practices in the industry, we believe Mr. Trimble brings valuable skills and expertise to the Board of Directors.

Christine Hommes

Ms. Hommes has served as a member of the Board of Directors since May 2018 and previously served as a director of Talos Energy LLC from January 2016 to May 2018. Ms. Hommes joined Apollo in January 2011 and is a Principal in the Natural Resources group. Prior to that time, Ms. Hommes was an Associate at First Reserve, and prior to that, a member of the Power & Utilities Group at UBS. Ms. Hommes currently serves on the boards of directors of Chisholm Oil & Gas, Momentum Minerals and Northwoods Energy. She previously served on the boards of Tumbleweed Royalties and Roundtable Energy. Ms. Hommes graduated summa cum laude from the University of Pennsylvania with a BS in Economics and a BAS in Systems Engineering. We believe that Ms. Hommes’s experience in evaluating financial and strategic options and the operations of companies in our industry make her a valuable member of the Board of Directors.

Rajen Mahagaokar

Mr. Mahagaokar has served as a member of the Board of Directors since May 2018. Mr. Mahagaokar is a Principal of Riverstone and joined Riverstone as an Associate in 2015. Prior to joining Riverstone, Mr. Mahagaokar was a co-founder and partner of Marka, L.L.C. Previously, Mr. Mahagaokar was an investment professional at Silver Lake Kraftwerk from 2012 to 2013. Mr. Mahagaokar began his career in the Investment Banking Division at Goldman Sachs in the Natural Resources group and in the Urban Investment Group, a principal investing strategy. He currently serves on the board of directors of EP Energy Corporation and private portfolio companies sponsored by Riverstone. He received his B.A. in Mathematical Economic Analysis from Rice University. We believe Mr. Mahagaokar’s energy industry background and

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experience in evaluating financial and strategic options and the operations of companies in our industry brings important experience and skill to the Board of Directors.

Our Other Executive Officers

Stephen E. Heitzman

Mr. Heitzman has served as our Executive Vice President and Chief Operating Officer since May 2018. Mr. Heitzman previously served as Executive Vice President and Chief Operating Officer of Talos Energy LLC from April 2012 to May 2018 and is a founder of Talos Energy LLC. Prior to Talos Energy LLC, Mr. Heitzman founded Phoenix Exploration Company LP in April 2006 and served as its President and Chief Executive Officer. Prior to Phoenix Exploration Company LP, he was a founder and Vice President – Operations of Gryphon Exploration and was responsible for the formation, staffing and supervision of Gryphon’s Operations Team from 2000 through January 2006. While at Gryphon, he managed aggregate capital expenditures of more than $250 million and led the team that was responsible for industry leading metrics. Prior to Gryphon Exploration, Mr. Heitzman was Senior Vice President of Planning and Development for Harken Energy and Vice President of Engineering for ATP Oil & Gas, and held various engineering and management positions both domestically and in Indonesia for Roy M. Huffington, Inc. Mr. Heitzman received his BS in Mechanical Engineering from Texas Tech University where he was honored with the Distinguished Engineer Award in 2015 and is a member of the Petroleum Engineering Academy, the Academy of Mechanical Engineers and the Engineering Key Society. He is a major donor to the Fuller Petroleum Engineering Research building with a named conference room and has funded three endowed scholarships for engineering students. He is a registered professional engineer in the state of Texas and has over 40 years of experience in upstream energy.

John A. Parker

Mr. Parker has served as our Executive Vice President of Exploration since May 2018. Mr. Parker is a founder of Talos Energy LLC and served as its Executive Vice President of Exploration from April 2012 to May 2018. Prior to Talos Energy LLC, Mr. Parker founded Phoenix Exploration Company LP in April 2006, where he served as Senior Vice President of Exploration and was responsible for Phoenix’s exploration program. Phoenix made several significant discoveries resulting in impactful reserve additions, which led to the sale of the company to a group of buyers led by Apache Corporation. Prior to Phoenix, he was Exploration Manager of the Texas Shelf at Gryphon Exploration, where he generated prospects and supervised the prospect generation of the Texas exploration team. His exploration team was responsible for 72% of the reserves discovered at Gryphon. Mr. Parker worked as an exploration geologist for EOG Resources in the Gulf of Mexico. Mr. Parker started his career at Shell Oil Company where he worked as an exploration geologist in the Gulf Coast onshore. He later worked exploring in international basins at Pecten, the international subsidiary of Shell Oil. Mr. Parker earned his BA from Louisiana State University and his MS in Earth Science from the University of New Orleans and has more than 34 years of industry experience.

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Michael L. Harding II

Mr. Harding is our Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer, and has served as one of our executive officers since May 2018. From December 2015 to May 2018, Mr. Harding most recently served as Senior Vice President and Chief Financial Officer of Talos Energy LLC after holding offices as its Vice President and Chief Accounting Officer starting in October 2014 and its Chief Accounting Officer and Controller beginning in April 2012. Mr. Harding is responsible for financial reporting, planning, audit, tax and information technology. Prior to joining Talos Energy LLC in February 2012, Mr. Harding was Manager of Business Development for Consulting Services for Pannell Kerr Forster of Texas, P.C., beginning in December 2010. Mr. Harding served from December 2008 to December 2010 as Vice President and Controller for RigNet, Inc. At Apache Corporation, Mr. Harding served from June 2003 to December 2008 in various levels of accounting management including revenue, capital and regional accounting management in Calgary, Alberta. Previously, with El Paso Merchant Energy Group, Mr. Harding served seven years in various accounting management roles, including financial derivatives and power asset accounting and planning. Mr. Harding earned his BBA in Accounting from Texas A&M University and is a member of the American Institute of Certified Public Accountants (“AICPA”). Mr. Harding also serves on the Advisory Council for Texas A&M University’s McFerrin Center for Entrepreneurship.

William S. Moss III

Mr. Moss has served as our Executive Vice President, General Counsel and Secretary since May 2018. Mr. Moss previously served as Senior Vice President and General Counsel of Talos Energy LLC from May 2013 to May 2018. Prior to Talos Energy LLC, Mr. Moss was a partner at Mayer Brown LLP in Houston where he was the head of the Houston Corporate Practice. Mr. Moss joined Mayer Brown LLP in May 2005. At Mayer Brown LLP, Mr. Moss’s practice focused on mergers and acquisitions, securities offerings and general corporate and securities matters and he represented clients throughout the energy value chain. Mr. Moss joined Talos Energy LLC after having represented Talos Energy LLC as outside counsel in its initial formation and its subsequent acquisition of ERT from Helix in February of 2013. Mr. Moss also represented Phoenix Exploration in its initial formation in April 2006, acquisitions and ultimate sale to a group of buyers led by Apache Corporation. Prior to joining Mayer Brown LLP, Mr. Moss worked at Baker Botts, L.L.P. Mr. Moss has an AB from Dartmouth College, a M. Phil from Cambridge University and a J.D. from the University of Texas School of Law.

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MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors held nine meetings during 2018. During 2018, each of our incumbent directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which that director served (in each case, which were held during the period for which such incumbent director was a director and a member of the respective committees).

Executive Sessions. The Board of Directors holds regular executive sessions in which the independent directors meet without any non-independent directors or members of management. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. The lead director, Mr. Goldman, presides at these meetings and provides the Board of Directors’ guidance and feedback to our management team.

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Governance & Nominating Committee and the Safety Committee.

Audit Committee. The primary responsibilities of the Audit Committee are to oversee our accounting and financial reporting processes as well as our affiliated and subsidiary companies, and to oversee the internal and external audit processes. The Audit Committee also assists our board of directors in fulfilling its oversight responsibilities by reviewing the financial information which is provided to stockholders and others and the system of internal controls which management and the Board have established. The Audit Committee oversees the independent auditors, including their independence and objectivity. However, the Audit Committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the Audit Committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. The Audit Committee is also tasked with periodically reviewing all related party transactions in accordance with our applicable policies and procedures and making a recommendation to the Board regarding the initial authorization or ratification of any such transaction.

The responsibilities of the Audit Committee are further detailed in the “Audit Committee Charter” that is posted on our website, www.talosenergy.com, and the “Audit Committee Report” included in this Proxy Statement.

Pursuant to the Stockholders’ Agreement, the Audit Committee must consist solely of “Company Independent Directors” until Section 3.1 of the Stockholders’ Agreement expires. For additional information regarding the terms of the Stockholders’ Agreement, see “Proposal One: Election of Directors—Stockholders’ Agreement” and “Certain Relationships and Related Party Transactions—Transactions Entered Into Prior to or in Connection with the Stone Combination—Stockholders’ Agreement.”

The members of the Audit Committee are Messrs. Sledge (Chair), Kendall and Juneau. The Audit Committee held eight meetings during 2018.

Compensation Committee. Responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted on the Company’s website at www.talosenergy.com, include, among other duties, the responsibility to:

•	periodically review and approve the compensation and other benefits for our employees, officers and independent directors;

•

review and approve corporate goals and objectives relevant to the compensation of our executive officers in light of those goals and objectives, and setting compensation for these officers based on those evaluations;

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•	administer the issuance of stock awards under any stock compensation plans;

•	review and discuss with the Company’s management the Compensation Discussion and Analysis included in this Proxy Statement;

•	produce the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K included in this Proxy Statement;

•	otherwise discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and directors; and

•	perform such other functions as the Board may assign to the Compensation Committee from time to time.

The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to its Chairman, any one of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. The Compensation Committee is also generally able to delegate authority to review and approve the compensation of our employees to certain executive officers, including with respect to stock option or stock appreciation rights grants made under any stock option plans, stock compensation plans or stock appreciation rights plans. Pursuant to the Stockholders’ Agreement and subject to certain limitations and qualifications, the Compensation Committee, among other things, determines compensation for our Chief Executive Officer and all executive officers who report directly to the Chief Executive Officer.

Meetings of the Compensation Committee may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board of Directors, consultants or advisors and such other persons as the Compensation Committee believes to be necessary or appropriate.

The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities. The Compensation Committee assesses the independence of any Committee Advisor prior to retaining such Committee Advisor.

The members of the Compensation Committee are Messrs. Trimble (Chair) and Mahagaokar and Ms. Wassenaar. The Compensation Committee held three meetings during 2018.

Governance & Nominating Committee. The Governance & Nominating Committee, subject to the terms of the Stockholders’ Agreement, assists the Board with respect to (i) the organization and membership and function of the Board, including the identification and recommendation of director nominees and the structure and membership of each committee of the Board, (ii) corporate governance principles applicable to us and (iii) our policies and programs that relate to matters of corporate responsibility. The Governance & Nominating Committee, subject to the terms of the Stockholders’ Agreement, reviews and makes recommendations to the Board regarding the composition of the Board of Directors structure, format and frequency of the meetings. The Governance & Nominating Committee also reviews and makes recommendations to the Board regarding the nature, composition and duties of the committees of the Board and will review and consider any stockholder-recommended candidates for nomination to the Board.

Additional information regarding the functions performed by the Governance & Nominating Committee is set forth in the “Corporate Governance” and “Stockholder Proposals; Identification of Director Candidates” sections included herein and also in the “Governance & Nominating Committee Charter” that is posted on the Company’s website at www.talosenergy.com.

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Pursuant to the Stockholders’ Agreement, the Governance & Nominating Committee is required to be composed of three directors, including at least two “Company Independent Directors,” until Section 3.1 of the Stockholders’ Agreement expires. For additional information regarding the terms of the Stockholders’ Agreement, see “Proposal One: Election of Directors—Stockholders’ Agreement” and “Certain Relationships and Related Party Transactions—Transactions Entered Into Prior to or in Connection with the Stone Combination—Stockholders’ Agreement.”

The members of the Governance & Nominating Committee are Messrs. Goldman (Chair), Tichio and Sledge. The Governance & Nominating Committee held three meetings during 2018.

Safety Committee. The Safety Committee reviews our safety programs and policies and recommends any proposed changes to the Board, monitors our compliance with our safety programs and policies and reviews our safety statistics and reviews significant public policy and legislative and regulatory issues or trends related to safety matters and provides us input with respect to such policies, issues and trends. The Safety Committee is also expected to meet with our management to review the implementation and effectiveness of our safety programs and policies. Additionally, the Safety Committee is tasked with the oversight and management of our environmental, social and governance initiatives.

The members of the Safety Committee are Ms. Hommes (Chair) and Messrs. Juneau and Trimble. The Safety Committee held three meetings during 2018.

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COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the SEC with management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Compensation Committee of the Board of Directors:

James M. Trimble, Chairman
Olivia C. Wassenaar, Member
Rajen Mahagaokar, Member

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis identifies the elements of compensation and explains the compensation objectives and practices for the individuals identified in the following table, who are referred to herein as our “Named Executive Officers,” for the fiscal year ended December 31, 2018 (the “2018 Fiscal Year”).

Name	Principal Position
Timothy S. Duncan	President and Chief Executive Officer
Michael L. Harding II	Executive Vice President and Chief Financial Officer (1)
Stephen E. Heitzman	Executive Vice President and Chief Operating Officer
John A. Parker	Executive Vice President of Exploration
William S. Moss III	Executive Vice President and General Counsel (1)

(1)	In connection with the Stone Combination, Mr. Harding and Mr. Moss were each promoted from Senior Vice President to Executive Vice President.

Compensation Objectives and Practices

Our executive compensation program is designed to attract, retain and motivate talented executives who possess the knowledge and expertise to create long-term value for our stockholders. We structure our executive compensation program with a view towards promoting accountability to ensure that the interests of our management and stockholders remain aligned. We believe that these goals are accomplished by tying components of our executive compensation program to measures of the Company’s short-term and long-term performance.

The chart below highlights several features of our executive compensation program.

What We Do	What We Don’t Do
✓ Pay for performance, including for sustained performance over multi-year performance periods	× No excessive perquisites × No tax gross-ups
✓ Significant portion of compensation is performance-based and at-risk	× No current dividend payments on unvested equity awards
✓ Independent compensation consultant	× No-single trigger change in control payments or vesting of equity awards under our Long Term Incentive Plan
✓ Utilize an appropriate peer group in determining compensation elements and levels of pay
✓ All acceleration of performance share unit awards is based on actual performance
✓ Maintain stock ownership guidelines

Process for Setting Executive Compensation

Our executive compensation program is ultimately determined by the Board, following recommendations from the Compensation Committee and input from our independent compensation consultant and the executive officers.

Role of the Compensation Committee

Although the ultimate responsibility for executive compensation decisions lies with the Board, our executive compensation program is generally overseen by the Compensation Committee, and the Board’s decisions are

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typically made following a recommendation by the Compensation Committee. The Compensation Committee is comprised of James M. Trimble (who acts as the chair), Rajen Mahagaokar and Olivia C. Wassenaar. Each member of the Compensation Committee meets the independence standards established by the New York Stock Exchange (“NYSE”). The Compensation Committee Charter generally provides the Compensation Committee with authority to (i) exercise oversight of our executive compensation policy, (ii) review, approve and recommend to the Board compensatory payments to our officers, (iii) review and modify decisions on individual non-officer employee compensation, (iv) review, modify and approve our peer companies, and (v) review and recommend to the Board the compensation for our non-employee directors. For more detailed information regarding the Compensation Committee, the current Compensation Committee Charter is posted under the “Corporate Governance & Board Committees” subsection of the “About Us” section of our website at www.talosenergy.com.

Role of the Compensation Consultant

Following the Stone Combination, the Compensation Committee engaged Lyons, Benenson & Company Inc. (“LB&Co”) as its independent compensation consultant. LB&Co provided advice to and worked alongside the Compensation Committee and the Board in structuring our executive compensation program. LB&Co provided the Compensation Committee with relevant market and peer group compensation data and information on current trends and developments regarding executive and director compensation. The information provided by LB&Co was utilized by the Board and the Compensation Committee in making decisions regarding executive and director compensation.

LB&Co reported directly and exclusively to the Compensation Committee and did not provide any other services to us, management or our affiliates. LB&Co did not make compensation-related decisions for the Compensation Committee, for the Board or otherwise with respect to us, and while the Compensation Committee and the Board generally reviewed and considered information and recommendations provided by LB&Co, the Compensation Committee and the Board always retain the authority to make all compensation-related decisions. The Compensation Committee has the discretion to allow compensation consultants, including LB&Co in 2018, to work directly with management in preparing or reviewing materials for the Compensation Committee’s consideration. During 2018, and after taking into consideration the factors listed in Section 303A.05(c)(iv) of the NYSE Listed Company Manual, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with LB&Co and that LB&Co is independent from management.

At the end of 2018, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its new independent compensation consultant. Meridian did not provide the Compensation Committee with advice used for making determinations regarding 2018 Fiscal Year compensation, rather it focused on providing information that will be used to make compensation decisions in 2019. Other than LB&Co and Meridian, no other compensation consultants provided services to the Compensation Committee during 2018.

Role of the Executive Officers

Our Chief Executive Officer reviews compensation for all of our Named Executive Officers other than himself and makes compensation recommendations to the Compensation Committee and the Board; however the Board makes the final determinations with respect to each Named Executive Officer’s compensation. Other members of management, particularly from our human resources and legal departments, provide relevant data and guidance to the Compensation Committee and board of directors, as requested, to assist them in making compensation determinations and implementing those decisions. Our Chief Executive Officer and General Counsel attend select meetings of the Compensation Committee and the Board to provide relevant information and input, as appropriate. During executive sessions of the Compensation Committee or the Board, our Chief Executive Officer and General Counsel are excused.

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Peer Group

In 2018, the Compensation Committee, with input from LB&Co, selected our peer group after reviewing market capitalization and total enterprise value of relevant public companies to determine which companies were representative of the marketplace for talent within which we compete. The Compensation Committee determined that the companies below reflect an appropriate peer group for 2018 (the “Peer Group”), which is the same peer group utilized in determining relative total stockholder return for purposes of the performance share unit awards granted to the Named Executive Officers, as described below under “Elements of Compensation for the 2018 Fiscal Year—Long Term Incentive Awards”:

Callon Petroleum Company	Kosmos Energy Ltd.	SM Energy Company
Carrizo Oil & Gas, Inc.	Laredo Petroleum, Inc.	SRC Energy Inc.
Cimarex Energy Co.	Matador Resources Company	Ultra Petroleum Corp.
Energy XXI Gulf Coast, Inc.	Newfield Exploration Company	W&T Offshore, Inc.
EP Energy Corporation	Oasis Petroleum Inc.	Whiting Petroleum Corporation
Extraction Oil & Gas, Inc.	PDC Energy, Inc.

The Compensation Committee and the Board reviewed compensation levels of executive officers of the companies in our Peer Group. When setting compensation for our Named Executive Officers, the Compensation Committee and the Board did not benchmark any element of compensation, or overall compensation, to a particular level of pay as compared to the compensation paid to similarly situated officers of the companies in our Peer Group. Rather, the Peer Group data is one of many factors taken into account by the Compensation Committee and the Board when setting and evaluating each element of our executive compensation program to ensure our program is in line with market practices and that we are able to attract and retain executive officers with the requisite talent and experience to help us achieve our short- and long-term goals. The Compensation Committee and the Board will periodically review and adjust the Peer Group to ensure that the companies within the Peer Group are appropriate for use in making compensation decisions.

Elements of Compensation for the 2018 Fiscal Year

In order to maintain an appropriate balance between fixed and variable compensation and to ensure that portions of each Named Executive Officer’s compensation are tied to the achievement of short-term and long-term goals, the Board, following the recommendation of the Compensation Committee, determined that the following compensatory elements were appropriate for our Named Executive Officers in the 2018 Fiscal Year:

•	Base salary;

•	Short-term cash incentive awards;

•	Transaction bonuses;

•	Long-term equity awards in the form of restricted stock units and performance share units;

•	Health and welfare and retirement benefits; and

•	Limited perquisites.

In addition to the elements of compensation listed above that were determined by us, Series B Units in certain of our stockholders were also granted to the Named Executive Officers in 2018.

Base Salary

The base salaries provided to our Named Executive Officers are a fixed portion of their total compensation that reflects their responsibilities, expertise, experience and tenure. After reviewing the base salaries of executive

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officers in the Peer Group and upon recommendation by the Compensation Committee, the Board approved adjustments to the annualized base salary on August 29, 2018, retroactive to the closing of the Stone Combination on May 10, 2018, for each Named Executive Officer to reflect the increased responsibilities of their positions following the Stone Combination and to begin to bring their compensation in line with the compensation paid to similarly situated executives of the companies in our Peer Group. The table below reflects these increases.

Name	Base Salary prior to Stone Combination	Base Salary following Stone Combination	Percent of Increase
Timothy S. Duncan	$ 440,000	$ 650,000	47.7%
Michael L. Harding II	$ 322,500	$ 380,000	17.8%
Stephen E. Heitzman	$ 375,950	$ 400,000	6.4%
John A. Parker	$ 375,950	$ 400,000	6.4%
William S. Moss III	$ 375,950	$ 380,000	1.1%

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Short-Term Cash Incentive Awards

For the 2018 Fiscal Year, we awarded short-term cash incentive awards based on our achievement of the following performance measures: (i) financial performance measures, including free cash flow generation, general and administrative (“G&A”) expenses, and earnings before interest, taxes, depreciation and amortization (“EBITDA”); (ii) operational performance measures, including total production measured in thousands of barrels of oil equivalent per day (“mboe/d”) and total direct lease operating expense (“LOE”); (iii) asset management measure of proved developed finding and development (“F&D”) measured in dollars per barrels of oil equivalent (“$/boe”); and (iv) health, safety and environment (“HSE”) measure of the number of major safety or compliance events. The Compensation Committee and the Board selected a combination of financial, operational, asset management and HSE metrics in order to provide a balanced evaluation of performance of the Company for the year. These measures are focused on incentivizing strong cash flow generation and accretive returns on cash outlays. As a result, the highest single measure is free cash flow generation. EBITDA, general and administrative expenses and total direct lease operating expense were included to emphasize the importance of direct cash flow and cost reduction. Increased total production was selected as a metric for the short-term cash incentive awards because it is key to our growth and success, while proved developed F&D was selected because it is return-focused and less influenced by fluctuating commodity prices than some other metrics. Safety is an important part of our culture, and as a result, HSE performance significantly influences the value of each Named Executive Officer’s short-term cash incentive award. While the focus on free cash flow and returns as opposed to growth differs from many peers, the Compensation Committee and the Board believe the overall short-term cash incentive structure best aligns our Named Executive Officers and our stockholders. The target levels for each of the financial performance and operational performance metrics were set by the Compensation Committee and the Board at levels that are expected to result in the achievement of the $25.00 MM in synergies announced in connection with the Stone Combination, adjusted for the impact of subsequent acquisitions and organic increases in production. The Compensation Committee and the Board retain the authority to adjust the performance measures or increase or decrease the payout percentage. The weighting of these performance measures, the 2018 Fiscal Year threshold, target and maximum levels of performance for the 2018 Fiscal Year, the actual results for the 2018 Fiscal Year and the payout percentage for the 2018 Fiscal Year are set forth in the table below.

Performance Measure	Individual Weighting	2018 Fiscal Year Threshold	2018 Fiscal Year Target	2018 Fiscal Year Maximum	Actual Results for 2018 Fiscal Year	2018 Fiscal Year Payout Percentage
Financial Performance
Free Cash Flow Generation (1)	20%	$29.3 MM	$48.9 MM	$70.0 MM	$41.5 MM	16%
G&A Expense (2)	15%	$62.0 MM	$54.6 MM	$50.0 MM	$61.7 MM	8%
EBITDA	15%	$555.0 MM	$574.0 MM	$595.0 MM	$586.8 MM	24%
Operational Performance
Direct LOE (2)	15%	$173.3 MM	$163.6 MM	$158.0 MM	$166.5 MM	13%
Production	10%	49.0 mboe/d	52.4 mboe/d	55.0 mboe/d	52.4 mboe/d	10%
Asset Management
Proved Developed F&D (3)	15%	$16.0/boe	$14.54/boe	$11.0/boe	$11.47/boe	28%
HSE Performance
No Major Events (Safety or Compliance)	10%	1 or more	0	0	0	10%

PAYOUT PERCENTAGE		50%	100%	200%		109%

(1)	Free Cash Flow Generation adjusts our operating cash flows for working capital and capital lease principle payments.
(2)

Although each performance metric was originally intended to be measured using annualized December 2018 lease operating expense and general and administrative expense run rates, the Compensation Committee and

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the Board determined that such run rates were not reflective of the year, so the expenses for the entire 2018 year were used instead.
(3)	Proved Developed F&D is based on the net capex and net estimated adds to proved development for projects that are logged by the end of the 2018 Fiscal Year.

The target short-term cash incentive award for each of our Named Executive Officers was set by the Board following discussions between and with the Compensation Committee and LB&Co., and a review of the target short-term cash incentive awards granted to similarly situated executives at companies in our Peer Group. The individual targets, as a percentage of base salary for the 2018 Fiscal Year are set forth in the following table for each of our Named Executive Officers. The threshold amount and maximum amount that could become payable under the short-term incentive program for the 2018 Fiscal Year were 50% and 200% of each Named Executive Officer’s target, respectively. Short-term cash incentive awards for our Named Executive Officers are calculated by multiplying the payout percentage by each Named Executive Officer’s target award. Notwithstanding the foregoing, the Compensation Committee retains the discretion to increase (including above 200%) or reduce each Named Executive Officer’s short-term cash incentive award. The Compensation Committee utilized the prescribed formula and did not exercise this discretion with respect to the Named Executive Officers’ 2018 short-term cash incentive awards. The table below sets forth each Named Executive Officer’s target and actual short-term cash incentive award for the 2018 Fiscal Year.

Name	2018 Target Short- Term Cash Incentive (% of Base Salary)	2018 Target Short-Term Cash Incentive ($)	Payout Percentage	Actual Short- Term Cash Incentive Award Payment
Timothy S. Duncan	125%	$ 812,500	109%	$ 885,625
Michael L. Harding II	80%	$ 304,000	109%	$ 331,360
Stephen E. Heitzman	80%	$ 320,000	109%	$ 348,800
John A. Parker	80%	$ 320,000	109%	$ 348,800
William S. Moss III	80%	$ 304,000	109%	$ 331,360

Transaction Bonuses

In connection with the successful completion of the Stone Combination, the board of Talos Energy LLC determined it was appropriate to grant one-time transaction bonuses to each Named Executive Officer as set forth in the table below. These bonuses were determined based on the contribution of our Named Executive Officers in identifying, evaluating, negotiating and executing the Stone Combination, in recognition of the substantial additional time, energy and expertise required of our Named Executive Officers and on the substantial benefits provided to the Company by the Stone Combination.

Name	Stone Combination Transaction Bonus
Timothy S. Duncan	$ 400,000
Michael L. Harding II	$ 225,000
Stephen E. Heitzman	$ 75,000
John A. Parker	$ 75,000
William S. Moss III	$ 225,000

Long-Term Incentive Awards

In connection with the Stone Combination, we adopted the Talos Energy Inc. Long Term Incentive Plan (the “LTIP”) to provide a means through which we may attract, retain and motivate qualified individuals as employees, directors and consultants, thereby enhancing our profitable growth and that of our affiliates. Subject to adjustment as provided therein, the LTIP originally reserved 5,415,576 shares of common stock for potential grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock awards, dividend equivalents, other stock- or cash-based awards and substitute awards.

2019 Proxy Statement 23

Before granting awards under our LTIP, the Compensation Committee received advice from LB&Co regarding general market trends and best practices and reviewed the long-term incentive grant practices of our Peer Group. In order to balance retention of our executive team and alignment of our Named Executive Officers’ interests with those of our stockholders, the Compensation Committee and the Board designed a long-term incentive program comprised of both performance-based awards and time-based awards. For the 2018 Fiscal Year, the Board determined it was appropriate to grant one-third of each Named Executive Officer’s annual equity incentive awards in the form of time-based restricted stock units (“RSUs”) and the remaining two-thirds in the form of performance share units (“PSUs”). As such, on August 29, 2018, we granted RSU awards and PSU awards to our Named Executive Officers. Please see “Summary Compensation Table” and “Grants of Plan-Based Awards Table” below for more information on the RSU awards and PSU awards granted during the 2018 Fiscal Year.

When determining the total targeted long-term incentive value appropriate for each Named Executive Officer for 2018, the Compensation Committee considered each executive’s contribution to our success, level of responsibility and experience as well as the value of long-term incentive awards granted to executives in similar positions at companies in our Peer Group. Once target long-term incentive award values had been established, the Compensation Committee subtracted the value they assigned to the portion of the unvested Exchanged Units and the unvested New Series B Units (each as defined and described below) that only becomes vested on a Vesting Event (as defined and described below) from the total to identify the target value of each Named Executive Officer’s RSU and PSU awards for the 2018 Fiscal Year. The Compensation Committee considers the Exchanged Units and New Series B Units to be compensation for services performed prior to the Stone Combination. Because the Stone Combination did not close until May of 2018, they felt it was important to take into account a portion of the value the Exchanged Units and New Series B Units when setting each Named Executive Officer’s 2018 long-term incentive award value, even though we are not financially or otherwise responsible for distributions with respect to, or settlement of, these awards. Amounts paid to the holders of Exchanged Units and New Series B Units are paid out of each feeder entity’s (i.e., AP Talos Energy LLC, Riverstone Talos Energy Equityco LLC, AP Talos Energy Debtco LLC and Riverstone Talos Energy Debtco LLC) return on their investment in us and are not paid by us. The chart below illustrates the portion of each Named Executive Officer’s 2018 total target long-term incentive value comprised of RSUs and PSUs (referred to in the chart as “2018 Talos LTIP Target Value”) and the value attributed to the unvested Exchanged Units and New Series B Units that vest only upon a Vesting Event.

(1)

The 2018 Talos LTIP Target Value reflects the total target dollar value for the RSU and PSU awards granted during the 2018 Fiscal Year. This dollar amount was converted into a number of RSUs and PSUs by dividing the dollar amount by the average of the high and low trading prices of our common stock on the date of grant, rounded up to the nearest whole share. As such, this amount varies from the amounts disclosed

2019 Proxy Statement 24

below in the “Summary Compensation Table” and “Grants of Plan-Based Awards Table,” as those amounts reflect the grant date fair value for purposes of FASB ASC Topic 718 (as defined below).
(2)

The Value Attributed to Unvested Exchange Units and New Series B Units reflects the estimated value assigned by the Compensation Committee to the portion of the unvested Exchange Units and New Series B Units that vests only upon a Vesting Event. This amount varies from the amounts disclosed below in the “Summary Compensation Table” and “Grants of Plan-Based Awards Table,” as those amounts reflect the grant date fair value for purposes of FASB ASC Topic 718 of all of the New Series B Units (not just the unvested portion that vests only upon a Vesting Event) and do not include a value for the Exchange Units, which were not considered a new award for purposes of those tables. We are not financially responsible for distributions with respect to, or settlement of, these awards.

The RSU awards vest ratably over the three-year period beginning on May 14, 2018, subject to the Named Executive Officer’s continued employment. The PSU awards vest based on our relative total stockholder return (“Relative TSR”) over the three-year performance period commencing on May 14, 2018 and ending on May 13, 2021, subject to the Named Executive Officer’s continued employment through the settlement of the PSU award. Our Relative TSR is determined by ranking our total stockholder return and the total stockholder return of each of the companies in our Peer Group over the three-year performance period. After we are ranked with each member of our Peer Group, the percentage of the target PSUs that becomes earned is determined in accordance with the following payout schedule utilizing linear interpolation between threshold, target, stretch and maximum achievement levels; however, if our actual total stockholder return is negative, the payout is capped at 100% of target, regardless of our Relative TSR ranking.

Level	Relative TSR Performance (Percentile Rank vs Peers)	Earned PSUs (% of Target)
< Threshold	< 30th Percentile	0%
Threshold	30th Percentile	50%
Target	50th Percentile	100%
Stretch	70th Percentile	150%
Maximum	≥ 90th Percentile	200%

If certain corporate events occur with respect to an entity in our Peer Group, the PSUs provide for adjustments to be made to the Peer Group depending on the nature of the event. As a result, the Compensation Committee will be replacing Energy XII Gulf Coast, Inc. and Newfield Exploration Company with replacement peer companies of its selection.

Series B Unit Awards

Series B Unit Exchange

In connection with the Stone Combination, the Series B Units in Talos Energy LLC, including those held by our Named Executive Officers, were exchanged for an equivalent number of Series B Units in each of AP Talos Energy LLC (“AP Equityco Units”) and Riverstone Talos Energy Equityco LLC (“RSH Equityco Units” and together with the AP Equityco Units, the “Exchanged Units”). The Exchanged Units received in the exchange remain subject to the same terms and conditions applicable to the Series B Units in Talos Energy LLC prior to such exchange, including with respect to vesting.

New Series B Units

In addition to the Exchanged Units, in connection with the Stone Combination, each of our Named Executive Officers received Series B Units in each of AP Talos Energy Debtco LLC (“AP Debtco Units”) and Riverstone Talos Energy Debtco LLC (“RSH Debtco Units,” and together with the AP Debtco Units, the “New Series B Units”), which are intended to constitute “profits interests” for federal tax purposes. Each of Apollo

2019 Proxy Statement 25

Talos Holdings, L.P., the manager of AP Talos Energy Debtco LLC, and Riverstone V Talos Holdings, L.P., the manager of Riverstone Talos Energy Debtco LLC, determined it was appropriate to grant the New Series B Units, and neither the Board nor the board of Talos Energy LLC were involved in approving the grants.

The New Series B Units are intended to mirror the number and vesting schedule of the Exchanged Units so that they will vest in tandem. As a result, a portion of the New Series B Units were fully vested on the date of grant and the unvested New Series B Units granted will vest at the same time and under the same circumstances as the unvested Exchanged Units. The Exchanged Units and thus, the New Series B Units, generally provide for vesting of 80% of the award in equal monthly installments beginning on the last day of the month of the original grant (not the exchange date) and continuing on the last day of each month for a total of 48 months, so long as the Named Executive Officer remains employed through each vesting date. The remaining 20% will only vest upon the occurrence of a Vesting Event (as defined below under “Potential Payments Upon Termination or Change in Control—Series B Unit Award Agreements”). Any portion of the New Series B Units that vest on the basis of time and remain unvested as of a Vesting Event will also become vested upon such Vesting Event. See the “Summary Compensation Table” and “Grants of Plan-Based Awards” below for information on the number of New Series B Units granted to each Named Executive Officer.

Other Benefits

Health and Welfare Benefits

We offer participation in health and welfare plans to all of our employees, including our Named Executive Officers.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan in which our Named Executive Officers participate. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Code where employees, including our Named Executive Officers, are allowed to contribute portions of their eligible compensation to a tax-qualified retirement account. Currently, we provide discretionary matching contributions equal to 50% of the first 12% of employees’ eligible compensation contributed to the plan. Employees generally become vested in 25% of the matching contributions made to their tax-qualified retirement account per year for four years. Employees become 100% vested in the matching contributions made to their tax-qualified retirement account upon death, disability or retirement on or after normal retirement age (i.e., age 65). Employees may receive a distribution of the vested portion of their tax-qualified retirement accounts upon (i) a termination of employment, (ii) normal retirement, (iii) disability or (iv) death.

Life Insurance

We provide group term life insurance to all of our employees, including the Named Executive Officers, equal to 2.5 times base salary up to a maximum of $500,0000.

Limited Perquisites

Minimal perquisites have historically been provided to our Named Executive Officers, including limited spousal travel and club and gym membership reimbursement. These very limited benefits are provided to ensure that our compensation program as a whole remains commensurate with compensation and benefits provided by companies with which we compete for executive talent.

Executive Severance Plan

On August 29, 2018, we adopted the Talos Energy Operating Company LLC Executive Severance Plan (the “Severance Plan”), pursuant to which each of our Named Executive Officers are entitled to receive severance

2019 Proxy Statement 26

benefits following certain terminations of employment. As a condition to participation in the Executive Severance Plan, each Named Executive Officer agreed to (i) terminate his employment agreement with us, including all rights to severance thereunder and (ii) abide by certain confidentiality, non-solicitation and non-disparagement covenants. The Board adopted the Severance Plan to extend our severance arrangements to other members of our senior management team and align the severance benefits with the severance benefits provided by companies with which we compete for executive talent. Please see “Potential Payments Upon Termination of Change in Control—Executive Severance Plan” for more information.

Other Matters

Accounting Treatment of Executive Compensation Decisions

We account for RSU awards, PSU awards and awards of Series B Units (including the exchanged Series B Units and the New Series B Units) in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), which requires us to estimate the expense of an award over the vesting period applicable to such award.

Risk Assessment and Mitigation

The Compensation Committee has reviewed our executive and non-executive compensation programs and believes that they do not encourage excessive or unnecessary risk-taking. We believe that any risk inherent in our compensation programs is unlikely to have a material adverse effect on us. In designing and implementing our award structure, the Compensation Committee worked closely with LB&Co to mitigate risks and to minimize the creation of imprudent incentives for our executives. We do not believe that our performance-based compensation encourages unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as short-term and long-term compensation and fixed and variable compensation.

Our compensation program structure and policy includes the following features to safeguard against excessive risk-taking:

✓	Payments under our short-term cash incentive program are based upon a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator;

✓	Our PSUs have performance periods of three years, which encourages executives to focus on sustaining the performance of the Company and its stock price over a period of years;

✓	We pay compensation that is competitive with the market and our industry peers, while not being excessive;

✓

Our compensation mix is balanced among fixed and variable components, annual and long-term compensation, and cash and equity that reward performance in the Company’s and our executives’ long-term best interests;

✓	Our incentive compensation plans cap the maximum payout and implement design features that do not encourage excessive risk-taking; and

✓	Our insider trading policy contains a general anti-hedging policy for all insiders.

We believe that our executive compensation program provides our executive officers with appropriate rewards for sustained performance, without giving unnecessary weight to any one factor or type of compensation, and avoids excessive risk. Our compensation structure is designed to encourage sustained performance over a long-term period. Based on the foregoing, the Compensation Committee has concluded that the risks arising from our compensation policies and programs is not reasonably likely to have a material adverse effect on us.

2019 Proxy Statement 27

Stock Ownership Policy

On March 11, 2019, we adopted the Talos Energy Inc. Stock Ownership Policy (the “Ownership Policy”) applicable to senior executives identified by the Compensation Committee, including the Named Executive Officers, and non-employee directors with the goal of aligning the interests of such senior executives and non-employee directors with our stockholders. The ownership requirements were established at the following levels:

Title	Required Ownership
Chief Executive Officer	5x base salary
All Other Named Executive Officers	2x base salary
Other Senior Executives	1x base salary
Non-Employee Directors	5x annual cash retainer

The Chief Executive Officer and the Compensation Committee will review on an annual basis the ownership levels of senior executives and non-employee directors. In determining ownership levels, we include shares of our common stock owned outright by the officer or director, unvested time-based restricted shares and restricted stock units and shares of our common stock owned by the officer or director through our retirement and benefit plans. We do not include unexercised stock options or unearned performance shares or performance share units in determining ownership levels. Senior executives must achieve their requisite ownership levels within five years of the later of (i) the implementation of the Ownership Policy or (ii) the applicable date of hire, promotion or salary increase for the, and non-employee directors must achieve their requisite ownership levels within five years of the later of (i) the implementation of the Ownership Policy or (ii) the applicable date of the first election to the Board or increase in annual cash retainer.

2019 Proxy Statement 28

Summary Compensation Table

The table below sets forth the annual compensation earned by the Named Executive Officers during the fiscal years ended December 31, 2016, December 31, 2017 and December 31, 2018. Amounts reported below for periods prior to the Stone Combination, which was consummated on May 10, 2018, were awarded and paid by Talos Energy LLC.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Timothy S. Duncan	2018	$579,885	$400,000	$1,689,640	$714,204	$885,625	$9,250	$4,278,604
President and Chief Executive	2017	$432,308	$33,000	—	$86,059	$473,000	$9,000	$1,033,367
Officer	2016	$400,000	—	—	$51,786	$430,000	$9,000	$890,786

Michael L. Harding II	2018	$362,356	$225,000	$675,933	$315,180	$331,360	$12,250	$1,922,079
Executive Vice President	2017	$318,173	$18,143	—	—	$260,057	$9,000	$605,373
and Chief Financial Officer	2016	$300,000	—	—	$129,465	$241,900	$9,000	$680,365

Stephen E. Heitzman	2018	$394,475	$75,000	$675,933	$612,000	$348,800	$12,250	$2,118,458
Executive Vice President	2017	$373,844	$21,150	—	—	$303,150	$11,942	$710,086
and Chief Operating Officer	2016	$365,000	—	—	—	$294,300	$12,000	$671,300

John A. Parker	2018	$394,475	$75,000	$675,933	$589,968	$348,800	$12,250	$2,096,426
Executive Vice President	2017	$373,844	$21,150	—	—	$303,150	$12,000	$710,144
of Exploration	2016	$365,000	—	—	—	$294,300	$12,000	$671,300

William S. Moss III	2018	$381,475	$225,000	$675,933	$489,600	$331,360	$9,250	$2,112,618
Executive Vice President and General Counsel	2017	$373,844	$21,150	—	—	$303,150	$9,000	$707,144

(1)	Amounts in this column represent transaction bonuses awarded to each Named Executive Officer upon successful completion of the Stone Combination.
(2)

Amounts in this column represent the aggregate grant date fair value of the RSUs and PSUs granted to the Named Executive Officers on August 29, 2018, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The FASB ASC Topic 718 value for the RSUs was calculated using the closing price per share of our common stock on the date of grant applied to the total number of RSUs granted. The FASB ASC Topic 718 grant date fair value of the PSUs was determined using a Monte Carlo simulation. Additional information regarding the assumptions underlying these calculations is available in Note 7 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2018.

(3)

Amounts in this column represent the aggregate grant date fair value of the AP Debtco Units and RSH Debtco Units granted in connection with the Stone Combination to the Named Executive Officers, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The FASB ASC Topic 718 grant date fair value of the AP Debtco Units and RSH Debtco Units was determined using an option pricing method for valuing securities in which claims of each security are modeled as a portfolio of Black-Scholes-Merton call options written on the total equity of the applicable feeder entity. Additional information regarding the assumptions underlying these calculations is available in Note 7 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2018. We believe that, despite the fact that the AP Debtco Units and RSH Debtco Units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” See “Elements of Compensation for the 2018 Fiscal Year—Series B Unit Awards—New Series B Units” above for additional information regarding these awards.

2019 Proxy Statement 29

(4)

Amounts in this column represent the short-term cash incentive awards for performance in the 2018 Fiscal Year determined based on achievement of the applicable performance metrics. See “Elements of Compensation for the 2018 Fiscal Year—Short-Term Cash Incentive Awards” above for additional information regarding these awards. Mr. Duncan elected to forgo a portion of his short-term cash incentive award for performance in the 2018 Fiscal Year and instead allocated such portion to his executive assistant. The amount in this column reflects the full amount of the short-term cash incentive award earned by Mr. Duncan, including the forgone amount.

(5)	Amounts in this column include our match of 401(k) plan contributions in the 2018 Fiscal Year for each Named Executive Officer as shown in the table below.

Name	401(k) Plan Company Matching Contributions
Timothy S. Duncan	$9,250
Michael L. Harding II	$12,250
Stephen E. Heitzman	$12,250
John A. Parker	$12,250
William S. Moss III	$9,250

2019 Proxy Statement 30

Grants of Plan-Based Awards Table

The following table includes information regarding the short-term cash incentive awards, RSU awards, PSU awards and the New Series B Units granted to the Named Executive Officers during the 2018 Fiscal Year.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	All Other Option Awards: Number of Securities Underlying Options (#) (6)	Exercise or Base Price of Option Awards ($/Sh) (7)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Timothy S. Duncan		$406,250	$812,500	$1,625,000
	5/10/18				—	23,340	(2)	—		93,360	n/a	$401,448	(8)
	5/10/18				—	23,340	(3)	—		93,360	n/a	$312,756	(9)
	8/29/18				13,151	26,302	(4)	52,604				$1,239,613	(10)
	8/29/18								13,151			$450,027	(11)
Michael L. Harding II		$152,000	$304,000	$608,000
	5/10/18				—	10,300	(2)	—		41,200	n/a	$177,160	(8)
	5/10/18				—	10,300	(3)	—		41,200	n/a	$138,020	(9)
	8/29/18				5,261	10,522	(4)	21,044				$495,902	(10)
	8/29/18								5,261			$180,031	(11)
Stephen E. Heitzman		$160,000	$320,000	$640,000
	5/10/18				—	20,000	(2)	—		80,000	n/a	$344,000	(8)
	5/10/18				—	20,000	(3)	—		80,000	n/a	$268,000	(9)
	8/29/18				5,261	10,522	(4)	21,044				$495,902	(10)
	8/29/18								5,261			$180,031	(11)
John A. Parker		$160,000	$320,000	$640,000
	5/10/18				—	20,000	(2)	—		80,000	n/a	$344,000	(8)
	5/10/18				—	20,000	(3)	—		80,000	n/a	$268,000	(9)
	8/29/18				5,261	10,522	(4)	21,044				$495,902	(10)
	8/29/18								5,261			$180,031	(11)
William S. Moss III		$152,000	$304,000	$608,000
	5/10/18				—	16,000	(2)	—		64,000	n/a	$275,200	(8)
	5/10/18				—	16,000	(3)	—		64,000	n/a	$214,400	(9)
	8/29/18				5,261	10,522	(4)	21,044				$495,902	(10)
	8/29/18								5,261			$180,031	(11)

(1)

Amounts in these columns represent the estimated payouts for short-term cash incentive awards for the 2018 Fiscal Year assuming threshold, target and maximum achievement. The actual amounts paid to our Named Executive Officers for the 2018 Fiscal Year can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, above. See “Elements of Compensation for the 2018 Fiscal Year—Short-Term Cash Incentive Awards” above for additional information regarding these awards.

(2)	These amounts represent AP Debtco Units granted to the Named Executive Officers during the 2018 Fiscal Year that only become vested upon the occurrence of a Vesting Event.
(3)	These amounts represent RSH Debtco Units granted to the Named Executive Officers during the 2018 Fiscal Year that only become vested upon the occurrence of a Vesting Event.
(4)

These amounts and the amounts in the adjoining columns represent the threshold, target and maximum PSUs that may become earned pursuant to the PSUs granted to the Named Executive Officers during the 2018 Fiscal Year. The number of PSUs which ultimately become earned is based on our Relative TSR performance over the three-year performance period ending on May 14, 2021, subject to the Named Executive Officer’s continued employment.

(5)

Amounts in this column represent RSUs granted to the Named Executive Officers during the 2018 Fiscal Year which vest as to one-third on each of May 14, 2019, May 14, 2020 and May 14, 2021, subject to the Named Executive Officer’s continued employment.

(6)

Amounts in this column represent AP Debtco Units and RSH Debtco Units granted to the Named Executive Officers during the 2018 Fiscal Year which vest ratably on the last day of each month following the date of grant of the related Series B Units in Talos Energy LLC, subject to the Named Executive Officer’s continued employment.

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(7)	These equity awards are not traditional options, and therefore, there is no exercise price associated with them.
(8)

These amounts represent the aggregate grant date fair value of AP Debtco Units granted during the 2018 Fiscal Year to the Named Executive Officers, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. We believe that, despite the fact that the AP Debtco Units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” See “Elements of Compensation for the 2018 Fiscal Year—Series B Unit Awards—New Series B Units” above for additional information regarding these awards.

(9)

These amounts represent the aggregate grant date fair value of RSH Debtco Units granted during the 2018 Fiscal Year to the Named Executive Officers, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. We believe that, despite the fact that the RSH Debtco Units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” See “Elements of Compensation for the 2018 Fiscal Year—Series B Unit Awards—New Series B Units” above for additional information regarding these awards.

(10)

These amounts represent the aggregate grant date fair value of PSUs granted during the 2018 Fiscal Year to the Named Executive Officers, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures.

(11)

These amounts represent the aggregate grant date fair value of RSUs granted during the 2018 Fiscal Year to the Named Executive Officers, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures.

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Outstanding Equity Awards at 2018 Fiscal Year-End

The following table reflects information regarding outstanding unvested RSUs, PSUs, AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units held by our Named Executive Officers as of December 31, 2018.

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($) (7)	Option Expir- ation Date (7)	Number of Shares or Units of Stock That Have Not Vested (#) (8)	Market Value of Shares or Units of Stock That Have Not Vested (#) (9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (10)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (9)
Timothy S. Duncan	—	—		22,520	(3)	n/a	n/a
	—	—		22,520	(4)	n/a	n/a
	—	—		22,520	(5)	n/a	n/a
	—	—		22,520	(6)	n/a	n/a
	—	1,986	(1)	820	(3)	n/a	n/a
	—	1,986	(1)	820	(4)	n/a	n/a
	—	1,986	(1)	820	(5)	n/a	n/a
	—	1,986	(1)	820	(6)	n/a	n/a
								13,151	$214,624
										52,604	$858,497
Michael L. Harding II	—	—		4,800	(3)	n/a	n/a
	—	—		4,800	(4)	n/a	n/a
	—	—		4,800	(5)	n/a	n/a
	—	—		4,800	(6)	n/a	n/a
	—	6,421	(2)	5,500	(3)	n/a	n/a
	—	6,421	(2)	5,500	(4)	n/a	n/a
	—	6,421	(2)	5,500	(5)	n/a	n/a
	—	6,421	(2)	5,500	(6)	n/a	n/a
								5,261	$85,860
										21,044	$343,438
Stephen E. Heitzman	—	—		20,000	(3)	n/a	n/a
	—	—		20,000	(4)	n/a	n/a
	—	—		20,000	(5)	n/a	n/a
	—	—		20,000	(6)	n/a	n/a
								5,261	$85,860
										21,044	$343,438
John A. Parker	—	—		20,000	(3)	n/a	n/a
	—	—		20,000	(4)	n/a	n/a
	—	—		19,280	(5)	n/a	n/a
	—	—		19,280	(6)	n/a	n/a
								5,261	$85,860
										21,044	$343,438
William S. Moss III	—	—		16,000	(3)	n/a	n/a
	—	—		16,000	(4)	n/a	n/a
	—	—		16,000	(5)	n/a	n/a
	—	—		16,000	(6)	n/a	n/a
								5,261	$85,860
										21,044	$343,438

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(1)	These units will vest in substantially equal installments on the last day of each month through May 31, 2021, subject to the Named Executive Officer’s continued employment.

(2)	These units will vest in substantially equal installments on the last day of each month through February 29, 2020, subject to the Named Executive Officer’s continued employment.

(3)	These amounts represent AP Equityco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.

(4)	These amounts represent RSH Equityco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.

(5)	These amounts represent AP Debtco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.

(6)	These amounts represent RSH Debtco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.

(7)	These equity awards are not traditional options, and therefore, there is no exercise price or expiration date associated with them.

(8)

The amounts in this column represent RSUs held by each Named Executive Officer which vest as to one-third on each of May 14, 2019, May 14, 2020 and May 14, 2021, subject to the Named Executive Officer’s continued employment.

(9)	The amounts in these columns were calculated by multiplying $16.32, the closing price of our common stock on December 31, 2018, by the number of awards reported.

(10)

The amounts in this column represent the maximum number of PSUs held by each Named Executive Officer which may become earned based on our Relative TSR performance over the three-year performance period ending May 13, 2021. As of December 31, 2018, our Relative TSR performance was above target, but due to a negative absolute total stockholder return would only provide for a target payout. However, pursuant to the applicable SEC rules, the amounts in this column reflect the maximum payout of the PSUs. The actual number of PSUs earned based on actual performance over the full performance period may be significantly less than this amount.

2019 Proxy Statement 34

Option Exercises and Stock Vested

	Option Awards
Name	Number of Units Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)
Timothy S. Duncan
Series B Units in Talos Energy LLC	1,110	$71,151
AP Equityco Units	1,263	$30,835
RSH Equityco Units	1,263	$30,835
AP Debtco Units	91,374	$748
RSH Debtco Units	91,374	$583
Michael L. Harding II
Series B Units in Talos Energy LLC	2,098	$134,465
AP Equityco Units	3,873	$73,249
RSH Equityco Units	3,873	$73,249
AP Debtco Units	34,779	$1,294
RSH Debtco Units	34,779	$1,009
Stephen E. Heitzman
AP Debtco Units	80,000	$0
RSH Debtco Units	80,000	$0
John A. Parker
AP Debtco Units	77,120	$0
RSH Debtco Units	77,120	$0
William S. Moss III
AP Debtco Units	64,000	$0
RSH Debtco Units	64,000	$0

(1)

This column reflects the Series B Units in Talos Energy LLC, AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units held by each Named Executive Officer that vested during the 2018 Fiscal Year. We believe that, despite the fact that these units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”

(2)

The value of the Series B Units in Talos Energy LLC which vested prior to the Stone Combination reported in this column was estimated using the Stone stock price as of each vesting date and the number of diluted shares in the pro forma business. A probability percentage was then applied estimating the probability as of the measurement date that the Stone Combination would close. The value of the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units was estimated using the closing price of our common stock as of each vesting date and the terms of the applicable distribution provisions governing such awards.

Pension Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan.

Nonqualified Deferred Compensation

We have not maintained, and do not currently maintain, a nonqualified deferred compensation plan.

Potential Payments Upon Termination or a Change in Control

Executive Severance Plan

Pursuant to the terms of the Severance Plan, upon a termination without “Cause” or a resignation for “Good Reason,” each Named Executive Officer will be eligible to receive: (i) a lump sum cash payment equal to 1.5 (or

2019 Proxy Statement 35

2.0 in the case of Mr. Duncan) times the Named Executive Officer’s annualized base salary then in effect; (ii) any earned but unpaid bonus for the year preceding the year of termination based on the our actual performance, paid at the time such bonuses are paid to executives; (iii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (iv) partially subsidized continuation coverage for the Named Executive Officer and his spouse and eligible dependents under our group health plans pursuant to COBRA for 18 months (or 24 months in the case of Mr. Duncan), unless such coverage is earlier terminated in accordance with the terms of the Severance Plan.

If a Named Executive Officer’s employment with us terminates as a result of his death or “Disability,” then the Named Executive Officer will be eligible to receive the following benefits: (i) any earned but unpaid bonus for the year preceding the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (ii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives.

In order to receive any of the foregoing severance benefits under the Severance Plan, a Named Executive Officer (or his estate or legal guardian, if applicable) must timely execute (and not revoke) a release of claims in favor of us and our affiliates. Further, the Severance Plan requires continued compliance with certain confidentiality, non-solicitation and non-disparagement covenants. If the severance benefits under the Severance Plan would trigger an excise tax for a participant under Section 4999 of the Code, the Severance Plan provides that the Named Executive Officer’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the Named Executive Officer would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.

For purposes of the Severance Plan:

•

“Cause” generally means a Named Executive Officer’s (i) material breach of the Severance Plan or other written agreement with us, (ii) material breach of any law applicable to the workplace or employment relationship or any of our material policies or codes of conduct, (iii) gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (iv) commission, conviction, indictment or plea of nolo contendre of or for any felony or crime involving moral turpitude, or (v) willful failure or refusal to perform his obligations pursuant to the Severance Plan or follow any lawful directive from us.

•

“Disability” generally means an inability by a Named Executive Officer to perform the essential functions of his position due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive, in any 12-month period.

•

“Good Reason” generally means (i) a material diminution in a Named Executive Officer’s base salary, authority, duties or responsibilities, (ii) material breach by us of our obligations under the Severance Plan, or (ii) a geographic relocation of the Named Executive Officer’s principal place of employment by more than 50 miles.

Long Term Incentive Plan Awards

Restricted Stock Unit Awards

Pursuant to the terms of each Named Executive Officer’s RSU award agreement, if a Named Executive Officer’s employment with us is terminated (i) as a result of his death or “Disability” or (ii) within one year following a “Change in Control,” by us without “Cause” or by the Named Executive Officer for “Good Reason,” then, in each case, such Named Executive Officer’s unvested RSUs will become fully vested. If a Named Executive Officer’s employment with us is terminated by us without Cause or by the Named Executive Officer

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for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the portion of such Named Executive Officer’s unvested RSUs that would have vested within the 12-month period following such termination will become vested.

Performance Share Unit Awards

Pursuant to the terms of each Named Executive Officer’s PSU award agreement, if a Named Executive Officer’s employment with us is terminated as a result of his death or Disability, then a pro-rata portion of such Named Executive Officer’s PSUs will become earned based on actual performance calculated through the date of such termination. If a Named Executive Officer’s employment with us is terminated by us without Cause or by the Named Executive Officer for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the Named Executive Officer will be deemed to have met the service requirement with respect to a pro-rata portion of his PSUs, and such PSUs will remain outstanding subject to satisfaction of the performance metrics through the end of the performance period. If a Named Executive Officer’s employment with us is terminated within one year following a Change in Control by us without Cause or by the Named Executive Officer for Good Reason, then, in each case, such Named Executive Officer’s PSUs will become earned based on actual performance calculated through the date of such Change in Control.

For purposes of the RSU and PSU award agreements, “Cause,” “Disability,” and “Good Reason” have the meanings given to such terms in the Severance Plan. “Change in Control” generally means the occurrence of any of the following events: (i) acquisition by a person or group of beneficial ownership of 50% or more of our outstanding shares or the combined voting power of our outstanding voting securities; (ii) during any consecutive 12-month period, individuals who constitute the Board cease for any reason to constitute at least a majority of the Board, excluding any director whose election or nomination was approved by a vote of at least a majority of the then current directors unless such approval occurs as a result of an actual or threatened election contest; (iii) consummation of a business combination in which our outstanding voting securities immediately prior to such business combination do not, immediately following such business combination, continue to represent more than 50% of the then outstanding voting securities; (iv) sale of all or substantially all of our assets; or (v) approval by our stockholders of a complete liquidation or dissolution.

Series B Unit Award Agreements

If a Named Executive Officer’s employment is terminated for any reason other than by us for “Cause,” he will forfeit all unvested AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units, and each applicable entity will have a right to repurchase any vested units at Fair Market Value (as defined in the applicable company agreement). If the Named Executive Officer’s employment is terminated by us for Cause, then he will forfeit all AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units, whether vested or unvested. For the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units granted to Messrs. Duncan, Parker, and Heitzman’s that vest based on the terms of the Series B Units in Talos Energy, LLC originally granted on February 3, 2012 (October 1, 2013 for Mr. Moss), “Cause” has the meaning given to such term in the Named Executive Officer’s prior employment agreement. For all other awards, “Cause” means (i) engaging in material mismanagement in providing services to us or our affiliates, (ii) engaging in conduct that could reasonably be expected to be materially injurious to us or our affiliates, (iii) materially breaching the Series B Unit award agreement or the LLC Agreement, (iv) being convicted of, or entering a plea bargain or settlement admitting guilt for, any felony, crime involving moral turpitude, or where, as a result of such crime, the continued employment of the Named Executive Officer would be expected to have a material adverse impact on us or our affiliates, or (v) being the subject of any order obtained or issued by the SEC for any securities violation involving fraud.

In general, any unvested AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units granted to our Named Executive Officers will fully vest upon the occurrence of either of the following events with respect to the applicable feeder entity (each, a “Vesting Event”): (i) “Liquidation Event” or “Approved

2019 Proxy Statement 37

Sale” which results in a “Series A Payout” with respect to each holder of Series A Units in the applicable feeder entity; or (ii) the occurrence of a “Public Offering” where the applicable sponsor (a) receives cash proceeds from the sale of securities received in a reorganization sufficient to result in a Series A Payout (after taking into consideration any prior cash distributions), or (b) as of the 5th anniversary of the Public Offering, holds securities with a fair market value sufficient to result in a Series A Payout (after taking into consideration any prior cash distributions). The Vesting Event with respect to each feeder entity may occur on different dates. Additionally, upon the “Trigger Date” with respect to the applicable feeder entity, such entity will distribute to its members all remaining shares of our common stock held by such entity as of such date.

For purposes of the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units:

•

“Approved Sale” generally includes (i) mergers, business combinations, or consolidations following which the pre-transaction members do not hold a majority of the equity securities of the surviving or resulting entity, (ii) sale of all or substantially all of the assets of the applicable feeder entity to one or more third parties, and (iii) sale of all or substantially all of the equity interests in the applicable feeder entity to one or more third parties, in each case initiated by the sponsor.

•

“Liquidation Event” generally includes (i) mergers, business combinations, consolidations, sales of all or substantially all of the assets of the applicable feeder entity following which the pre-transaction members do not hold a majority of the equity securities of the surviving or resulting entity, (ii) sale of more than 75% of the Series A Units in the applicable feeder entity, (iii) a voluntary or involuntary reorganization or entry into bankruptcy or insolvency proceedings, and (iv) the winding up, dissolution or liquidation of the applicable feeder entity.

•

“Series A Payout” occurs when holders of the Series A Units receive cash distributions which cause the unreturned Series A Unit capital contributions and unpaid Series A Unit preference amount to equal $0.

•

“Public Offering” means the sale in a public offering registered under the Securities Act of the equity securities of the applicable feeder entity (or any successor thereto) or a director or indirect subsidiary of the applicable feeder entity (or any successor thereto).

•

“Trigger Date” means the first date following the first anniversary of the consummation of the Stone Combination on which the applicable feeder entity sells any shares of our common stock held by such feeder entity as of such date.

2019 Proxy Statement 38

The following table sets forth the payments and benefits that would be received by our Named Executive Officers pursuant to the terms of the Severance Plan, RSUs, PSUs, AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units in the event of certain terminations of employment with us or a Vesting Event, had such termination or Vesting Event occurred on December 31, 2018.

Name	Termination without Cause or resignation for Good Reason	Termination as a result of death or Disability	Vesting Event	Termination without Cause or resignation for Good Reason on or within one year following a Change in Control
Timothy S. Duncan
Cash Severance	$1,300,000	—	—	$1,300,000
Pro-Rata Annual Bonus (1)	$885,625	$885,625	—	$885,625
COBRA Reimbursement (2)	$39,840	—	—	$39,840
RSU & PSU Acceleration (3)	$162,084	$305,178	—	$643,873
Series B Unit Acceleration (4)	—	—	$0	—
Total	$2,387,549	$1,190,803	$0	$2,869,338
Michael L. Harding II
Cash Severance	$570,000	—	—	$570,000
Pro-Rata Annual Bonus (1)	$331,360	$331,360	—	$331,360
COBRA Reimbursement (2)	$29,880	—	—	$29,880
RSU & PSU Acceleration (3)	$64,835	$122,085	—	$257,579
Series B Unit Acceleration (4)	—	—	$0	—
Total	$996,075	$453,445	$0	$1,188,819
Stephen E. Heitzman
Cash Severance	$600,000	—	—	$600,000
Pro-Rata Annual Bonus (1)	$348,800	$348,800	—	$348,800
COBRA Reimbursement (2)	$18,036	—	—	$18,036
RSU & PSU Acceleration (3)	$64,835	$122,085	—	$257,579
Series B Unit Acceleration (4)	—	—	$0	—
Total	$1,031,671	$470,885	$0	$1,224,415
John A. Parker
Cash Severance	$600,000	—	—	$600,000
Pro-Rata Annual Bonus (1)	$348,800	$348,800	—	$348,800
COBRA Reimbursement (2)	$10,350	—	—	$10,350
RSU & PSU Acceleration (3)	$64,835	$122,085	—	$257,579
Series B Unit Acceleration (4)	—	—	$0	—
Total	$1,023,985	$470,885	$0	$1,216,729
William S. Moss III
Cash Severance	$570,000	—	—	$570,000
Pro-Rata Annual Bonus	$331,360	$331,360	—	$331,360
COBRA Reimbursement (2)	$27,090	—	—	$27,090
RSU & PSU Acceleration (3)	$64,835	$122,085	—	$257,579
Series B Unit Acceleration (4)	—	—	$0	—
Total	$993,285	$453,445	$0	$1,186,029

(1)

These amounts reflect the pro-rata portion of each Named Executive Officer’s annual bonus, which would have been the full amount of such annual bonus had the termination of employment occurred on December 31, 2018.

(2)

The COBRA Reimbursement amount is based on the premiums in effect as of December 2018, which are assumed for purposes of this table to remain the same throughout the applicable COBRA reimbursement period.

(3)

These amounts are calculated by (i) multiplying the number of RSUs that would become vested upon the applicable event by $16.32, the closing price of our common stock on December 31, 2018; and (ii) multiplying the number of PSUs that would become earned upon the applicable event by $16.32, the closing price of our common stock on December 31, 2018.

(4)

These amounts are calculated by multiplying the number of AP Equityco Units, RSH Equityco Units, AP Debtco Units, and RSH Debtco Units that would become vested upon the applicable event by $0.00, the fair market value of each such

2019 Proxy Statement 39

unit as of December 31, 2018. The value of the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units was estimated using the closing price of our common stock on December 31, 2018 and the terms of the applicable distribution provisions governing such awards.

Director Compensation

Prior to the Stone Combination, members of the board of Talos Energy LLC did not receive any compensation for their services as directors. In connection with the Stone Combination and in order to attract and retain talented and qualified non-employee directors, we adopted a non-employee director compensation program pursuant to which members of the Board who are not employees of us or our subsidiaries or investment funds affiliated with or managed by Riverstone Holdings LLC or Apollo Global Management LLC are eligible for the following compensation:

•	Annual base retainer of $80,000 ($150,000 for the Non-Executive Chairman);

•

Supplemental retainer of (i) $25,000 for the chair of the Audit Committee, (ii) $15,000 for the chairs of the Compensation Committee and the Safety Committee, and (iii) $10,000 for the chair of the Nominating and Governance Committee;

•

Supplemental retainer of (i) $12,500 for members of the Audit Committee, (ii) $7,500 for members of the Compensation Committee and the Safety Committee, and (iii) $5,000 for members of the Nominating and Governance Committee;

•	$1,500 for each meeting (both in-person and telephonic) of the Board or a committee beyond 10 meetings of the Board or such committee; and

•	An annual equity award with a grant date value equal to $140,000 ($210,000 for the Non-Executive Chairman).

The Non-Executive Chairman is not eligible to receive the supplemental retainers provided to chairs and members of the committees. Each director is also reimbursed for reasonable travel and miscellaneous expenses incurred to attend meetings and activities of the Board and the committees.

In accordance with our non-employee director compensation program, we granted RSUs to each non-employee director on May 21, 2018, which vest in full on May 14, 2019, subject to the non-employee director’s continued service. In connection with the grant of RSUs, each non-employee director was provided the opportunity to defer the settlement of his RSUs until either the date such non-employee director incurs a “separation from service” or the fifth anniversary of the vesting date. Following the vesting date or such later date as elected by the director pursuant to the deferral election, these restricted stock units will be settled 60% in shares of our common stock and 40% in cash. The RSUs will vest in full upon (i) a termination of the non-employee director’s service due to death or disability, (ii) a termination of the non-employee director’s service without cause and (iii) a “change in control” (as defined in the LTIP). Our non-employee directors are also subject to our Ownership Policy, as described above under “Compensation Discussion and Analysis—Other Matters—Stock Ownership Policy.”

2019 Proxy Statement 40

2018 Director Compensation Table

Name and Principal Position	Fees Earned or Paid in Cash	Stock Awards (2)	Total
Neal P. Goldman (1)	$95,959	$227,660	$323,619
John “Brad” Juneau (1)	$63,973	$151,761	$215,734
Donald R. Kendall, Jr.	$59,175	$151,761	$210,936
Charles M. Sledge (1)	$70,370	$151,761	$222,131
James M. Trimble (1)	$65,572	$151,761	$217,333

(1)

The amounts reflected for these directors do not include any fees they received as members of the Stone Energy Corporation Board of Directors prior to the Stone Combination. Additionally, for Mr. Trimble, the amounts reflected do not include any compensation he received as interim Chief Executive Officer of Stone Energy Corporation prior to the Stone Combination.

(2)

Amounts in this column represent the aggregate grant date fair value of the restricted stock units granted to the directors during the 2018 Fiscal Year, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The FASB ASC Topic 718 value for the restricted stock units was calculated using the closing price per share of our common stock on the date of grant applied to the total number of restricted stock units granted. As of December 31, 2018, the following unvested RSU awards are held by each non-employee directors: (i) for Mr. Goldman, 6,263 RSUs, and (ii) for Messrs. Juneau, Kendall, Sledge and Trimble, 4,175 RSUs.

2019 Proxy Statement 41

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about shares of our common stock that may be issued under equity compensation plans as of December 31, 2018.

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders	601,786	—	4,813,736
Equity compensation plans not approved by security holders	—	—	—
Total	601,786	—	4,813,736

(1)

This column reflects the maximum number of shares of our common stock subject to PSU awards and the number of shares of our common stock subject to RSU awards granted under the LTIP outstanding and unvested as of December 31, 2018. Because the number of units to be issued upon settlement of outstanding PSU awards is subject to performance conditions, the number of units actually issued may be substantially less than the number reflected in this column. No options or warrants have been granted under the LTIP.

(2)	No options or warrants have been granted under the LTIP, and the RSU and PSU awards reflected in column (a) are not reflected in this column, as they do not have an exercise price.
(3)	This column reflects the total number of shares of our common stock remaining available for issuance under the LTIP as of December 31, 2018.

2019 Proxy Statement 42

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2018, the Compensation Committee consisted of James M. Trimble, Olivia C. Wassenaar and Rajen Mahagaokar, none of whom is, or has ever been, an officer or employee of the Company. Further, none of our Named Executive Officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or Compensation Committee.

2019 Proxy Statement 43

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following subjects, among others:

•	the size of the Board of Directors;

•	qualifications and independence standards for the Board of Directors;

•	director responsibilities;

•	Board leadership;

•	meetings of the Board and of non-management directors;

•	committee requirements and functions and independence of committee members;

•	director compensation;

•	annual performance evaluations and succession planning;

•	review of governance policies, copies of which are posted on the Company’s website at www.talosenergy.com;

•	stockholder communications with directors; and

•	access to independent advisors, senior management and other employees.

The Corporate Governance Guidelines are posted on the Company’s website at www.talosenergy.com. The Corporate Governance Guidelines are reviewed periodically and as necessary by the Company’s Governance & Nominating Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Governance & Nominating Committee considers the Board’s leadership structure periodically.

Until the 2020 Annual Meeting of Stockholders, the Chairman of the Board is required to be a “Company Independent Director” pursuant to the Stockholders’ Agreement. Any person serving as our Chief Executive Officer does not satisfy the independence standards of the NYSE rules by virtue of being one of our employees and, as a result, any such person cannot be a “Company Independent Director” under the Stockholders’ Agreement. Consequently, our Chief Executive Officer cannot simultaneously serve in such office and as the Chairman of the Board until the 2020 Annual Meeting of Stockholders. See “—Director Independence” for additional information regarding the definition of “Company Independent Director.”

2019 Proxy Statement 44

Despite the foregoing, the Board believes that separating of the roles of Chairman of the Board and the Chief Executive Officer provides the optimal Board leadership structure for us. Under this structure, the Chief Executive Officer has responsibility for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company, and the Chairman of the Board is tasked with setting the agenda for and presiding at Board meetings and coordinating the Board’s communications with the Chief Executive Officer and other senior management. The Board determined that this leadership structure was optimal for us because it balances the needs for the President and Chief Executive Officer to run the Company on a day-to-day basis with the benefit provided to the Company by the Chairman’s perspective as an independent member of the Board.

The Corporate Governance Guidelines require that the Chairman of the Board, if he or she is a non-management director, will be the “lead director” responsible for preparing an agenda for the meetings of the independent directors in executive session. In the event the Chairman of the Board is a member of management, the Corporate Governance Guidelines provide that the lead director will be chosen by the non-management members of the Board. Mr. Goldman, the current Chairman of the Board, is a non-management director and therefore serves as lead director of the Board.

Classified Board Structure

In consultation with the Board, the Governance & Nominating Committee has determined that a classified board structure is appropriate for the Company. A classified board provides for stability, continuity and experience within the Board of Directors. In our industry in particular, long-term focus is critical. The time horizon required for successful exploration, development and production of oil and natural gas resources makes it vital that we have a Board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of the Company’s business and operations. A classified board structure helps to ensure that there will be the continuity and stability of leadership required to navigate a challenging economic environment while resisting the pressure to focus on short-term results at the expense of the Company’s long-term value and success. The future success of the Company depends in significant part on the ability to attract and retain capable and experienced directors. In this regard, we believe that longer terms for our directors will enhance director independence from both management and stockholder special interest groups.

Communications with the Board of Directors

Stockholders or other interested parties wishing to communicate directly with the Board, a committee of the Board or with an individual director may do so by sending the communication, as appropriate, to:

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Director Independence

Under NYSE rules, a “controlled company” is defined as a listed company of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. The Company is a controlled company within the meaning of NYSE rules.

As a result of the Stockholders’ Agreement (as defined and described in “Certain Relationships and Related Party Transactions—Transactions Entered Into Prior to or in Connection with the Stone Combination—

2019 Proxy Statement 45

Stockholders’ Agreement”) and the voting power of the Apollo Funds and the Riverstone Funds, the Company is exempt from complying with NYSE’s requirements that (i) a majority of the Board of Directors consist of independent directors, (ii) the nominating and corporate governance committee consist entirely of independent directors, and (iii) the compensation committee be composed entirely of independent directors. We have elected not to use these exemptions available to controlled companies, but could do so in the future.

The Stockholders’ Agreement provides that successors to directors not designated by Talos will be nominated by the Governance & Nominating Committee, which must have a majority of “Company Independent Directors.” A “Company Independent Director” is any director of the Board who (i) meets the independence standards under NYSE rules, (ii) is not a director designated by the Apollo Funds or the Riverstone Funds, (iii) is not a current director, officer or employee of the Apollo Funds or the Riverstone Funds or their respective affiliates, (iv) has been determined by the Governance & Nominating Committee not to have any relationship with the Apollo Funds or the Riverstone Funds or their respective affiliates that would be material to the director’s ability to be independent, and (v) is designated by the Governance & Nominating Committee as a “Company Independent Director.” Messrs. Goldman, Sledge, Juneau, Trimble and Kendall are the “Company Independent Directors” serving on the Board.

The Board of Directors has determined that each of Christine Hommes, Robert M. Tichio, Olivia C. Wassenaar, Neal P. Goldman, John “Brad” Juneau, James M. Trimble, Charles M. Sledge, Donald R. Kendall, Jr. and Rajen Mahagaokar is “independent” pursuant to NYSE rules.

In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that (i) Messrs. Sledge, Kendall and Juneau are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee and (ii) Messrs. Trimble and Mahagaokar and Ms. Wassenaar are independent under the standards set forth by the NYSE applicable to members of the Compensation Committee.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert in March 2019. The Board of Directors determined that each of the Audit Committee members is financially literate and that the Chairman of the Audit Committee, Mr. Sledge, is an audit committee financial expert as defined by the SEC.

Oversight of Risk Management

The Board of Directors as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

•	oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals;

•	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present, for Board review, significant departures from those plans;

•	oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy;

•	monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and

•

has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

2019 Proxy Statement 46

The Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. The Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accountants report regularly to the Audit Committee on those subjects. The Audit Committee is also responsible for oversight of the Company’s cyber-security program and management’s plans, programs and policies designed to mitigate cyber-security risks, and as part of its annual calendar, the Audit Committee receives regular reports on cyber-security matters and the information technology control environment from the Company’s Deputy Director of Information Technology.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend the Annual Meetings, if practicable. We anticipate that nearly all of our directors will attend the 2019 Annual Meeting in person or by teleconference. We did not hold a 2018 Annual Meeting of Stockholders.

2019 Proxy Statement 47

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us, based on filings made under Section 13(d) and 13(g) of the Exchange Act, regarding the beneficial ownership of our common stock as of March 25, 2019 by:

•	each person, or group of affiliated persons, know to us to beneficially own more than 5% of our common stock;
•	each member of the Board of Directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002.

As of March 25, 2019, there were 54,155,805 shares of our common stock outstanding.

	Shares Beneficially Owned
	Number	Percent
5% Stockholders
Apollo Funds(1)	19,191,451	35.4%
Riverstone Funds(2)	14,926,683	27.6%
MacKay Shields LLC(3)	3,757,689	6.9%
Franklin Resources, Inc.(4)	4,626,428	8.5%
Directors and Named Executive Officers:
Neal P. Goldman(5)	17,000	*
Timothy S. Duncan(6)	4,384	*
Charles M. Sledge(7)	8,686	*
Robert M. Tichio	—	—
Olivia C. Wassenaar	—	—
John “Brad” Juneau(8)	33,985	*
Donald R. Kendall, Jr.(9)	2,505	*
James M. Trimble(10)	8,686	*
Christine Hommes	—	—
Rajen Mahagaokar	—	—
Stephen E. Heitzman(11)	1,754	*
John A. Parker(12)	1,754	*
Michael L. Harding II(13)	1,754	*
William S. Moss III(14)	1,754	*
Directors and executive officers as a group (14 persons)	82,262	*

*	Represents beneficial ownership of less than one percent of shares outstanding.
(1)

Represents shares of our common stock held of record by AP Talos Energy, LLC (“AP Talos”) and AP Talos Energy Debtco, LLC (“Debtco”). Apollo Talos Holdings, L.P. (“Apollo Holdings”) is the managing member of AP Talos and the manager of Debtco. Apollo Management VII, L.P. (“Management VII”) is the manager of Holdings. AIF VII Management, LLC (“AIF VII”) is the general partner of Management VII. Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VII. Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as

2019 Proxy Statement 48

executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of common stock held of record by AP Talos and Debtco. The address of each of AP Talos, Debtco and Apollo Holdings is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of each of Management VII, AIF VII, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019. The foregoing information is based on the Schedule 13D filed by Apollo Management Holdings GP, LLC on May 21, 2018.

(2)

Represents shares of our common stock held of record by Riverstone Talos Energy Equityco LLC (“Riverstone Equityco”) and Riverstone Talos Energy Debtco LLC (“Riverstone Debtco”). David M. Leuschen and Pierre F. Lapeyre, Jr. are the members of Riverstone Management Group, L.L.C. (“Riverstone Management”), which is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P. (“Riverstone/Gower”), which is the sole member of Riverstone Holdings LLC (“Riverstone Holdings”), which is the sole shareholder of Riverstone Energy GP V Corp (“Riverstone Corp”), which is the managing member of Riverstone Energy GP V, LLC (“Riverstone GP”), which is the general partner of Riverstone Energy Partners V, L.P. (“Riverstone Energy Partners”), which is the general partner of Riverstone Global Energy and Power Fund V (FT), L.P. (“Riverstone Energy Fund”), which is the general partner of Riverstone V Talos Holdings, L.P. (“Riverstone Aggregator”), which is the managing member of Riverstone Equityco and the sole manager of Riverstone Debtco. Riverstone GP is managed by a managing committee consisting of Pierre F. Lapeyre, Jr., David M. Leuschen, E. Bartow Jones, N. John Lancaster, Baran Tekkora, James T. Hackett and Robert M. Tichio (one of our directors). As such, each of Riverstone Aggregator, Riverstone Energy Fund, Riverstone Energy Partners, Riverstone GP, Riverstone Corp, Riverstone Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the shares held directly by Riverstone Equity and Riverstone Debtco. The address of each of the foregoing persons is C/O Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, New York 10019. The foregoing information is based on the Schedule 13D filed by Riverstone Talos Energy Equityco LLC on May 21, 2018.

(3)

The shares are beneficially owned by various funds and other managed accounts that are investment clients of MacKay Shields LLC. MacKay Shields LLC does not own any equity interests in such management accounts but has been delegated voting and dispositive power over shares of our common stock held by such management accounts and, therefore, MacKay Shields LLC may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of such shares. The address of MacKay Shields LLC is 1345 Avenue of Americas, New York, NY 10105. The foregoing information is based on the Schedule 13G filed by MacKay Shields LLC on January 10, 2019.

(4)

The shares are beneficially owned by one or more open-or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (“FRI Subsidiaries”) of Franklin Resources, Inc. (“FRI”). Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owners of securities held by persons and entities for whom or for which FRI Subsidiaries provide investment management services. The address of the foregoing persons is One Franklin Parkway San Mateo, CA 94403. The foregoing information is based on the Schedule 13G filed by Franklin Resources Inc. on January 28, 2019.

(5)

For Mr. Goldman, does not include 10,310 unvested RSUs that will vest on March 5, 2020, each of which represent a contingent right to receive 60% of such restricted stock units in shares of our common stock and 40% in cash (“March 2020 RSUs”).

(6)

For Mr. Duncan, does not include (i) 8,767 unvested restricted stock units (“RSUs”), each of which represent a contingent right to receive one share of our common stock, that will vest ratably on each of May 14, 2020 and May 14, 2021 (“Ratable May RSUs”) or (ii) 73,638 unvested RSUs that will vest ratably on each of March 5, 2020, March 5, 2021 and March 5, 2022 (“Ratable March RSUs”).

(7)	For Mr. Sledge, does not include 6,873 unvested March 2020 RSUs.
(8)	For Mr. Juneau, does not include 6,873 unvested March 2020 RSUs.
(9)	For Mr. Kendall, does not include 6,873 unvested March 2020 RSUs.
(10)	For Mr. Trimble, does not include 6,873 unvested March 2020 RSUs.
(11)	For Mr. Heitzman, does not include 3,507 unvested Ratable May RSUs and 20,374 unvested Ratable March RSUs.
(12)	For Mr. Parker, does not include 3,507 unvested Ratable May RSUs and 22,092 unvested Ratable March RSUs.
(13)	For Mr. Harding, does not include 3,507 unvested Ratable May RSUs and 13,255 unvested Ratable March RSUs.
(14)	For Mr. Moss, does not include 3,507 unvested Ratable May RSUs and 20,865 unvested Ratable March RSUs.

2019 Proxy Statement 49

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company and persons who own more than 10% of the our common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in our common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that the Company’s directors, officers and 10% holders of our common stock complied with all filing requirements during 2018.

2019 Proxy Statement 50

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or directors or a director nominee;

•	any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of an executive officer, director, director nominee or a beneficial owner of more than 5% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such executive officer, director, director nominee or beneficial owner of more than 5% of any class of our voting securities; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position of control or in which such person has a 10% or greater beneficial ownership interest.

Our Amended and Restated Bylaws and the Stockholders’ Agreement (as defined and described in “—Transactions Entered Into Prior to or in Connection with the Stone Combination—Stockholders’ Agreement) provide that we will not enter into any related party transaction unless such transaction has been approved by a majority of the disinterested directors or a majority of the Audit Committee. Under the Stockholders’ Agreement, a related party transaction is any transaction or series of related transactions in which we or any of our affiliates is a participant and the Apollo Funds or the Riverstone Funds or any of their respective affiliates or any of our directors has a direct or indirect material interest and the transaction or series of transaction involves payments of $120,000 or more or are otherwise not de minimis in nature. With respect to any related party transaction involving the Apollo Funds or their affiliates, the Audit Committee may request that the Riverstone designees to the Board confirm that the Riverstone Funds and their affiliates do not have a material interest in the transaction and, if the Audit Committee makes such a request, the Riverstone designees will not be considered disinterested directors until the Riverstone designees provide such confirmation. With respect to any related party transaction involving the Riverstone Funds or their affiliates, the Audit Committee may request that the Apollo designees to the Board confirm that the Apollo Funds and their affiliates do not have a material interest in the transaction and, if the Audit Committee makes such a request, the Apollo designees will not be considered disinterested directors until the Apollo designees provide such confirmation.

Transactions Entered Into Prior to or in Connection with the Stone Combination

Transaction Agreement and Exchange Agreement

On May 10, 2018, pursuant to a Transaction Agreement, dated as of November 21, 2017 (the “Transaction Agreement”), by and among us, Stone, Talos Energy LLC, Sailfish Merger Sub Corporation (“Merger Sub”) and the other parties thereto, a series of transactions (the “Transactions”), among others, occurred: (i) Stone consummated a merger pursuant to which Merger Sub merged with and into Stone, with Stone continuing as the surviving corporation and our direct wholly owned subsidiary (the “Merger”), and each share of Stone’s common stock outstanding immediately prior to the Merger (other than treasury shares held by Stone, which were cancelled for no consideration) was converted into the right to receive one share of our common stock in the

2019 Proxy Statement 51

Merger and (ii) in a series of contributions, the Apollo Funds and the Riverstone Funds contributed all of the equity interests in Talos Production (which at that time owned 100% of the equity interests in Talos Energy LLC) to us in exchange for an aggregate of 31,244,085 shares of our common stock.

Concurrently with the consummation of the transactions contemplated by the Transaction Agreement, we consummated the transactions contemplated by the Exchange Agreement, dated as of November 21, 2017 (the “Exchange Agreement”), pursuant to which (i) the Apollo Funds and the Riverstone Funds contributed to us $102 million in aggregate principal amount of 9.75% Senior Notes due 2022 issued by Talos Production LLC and Talos Production Finance Inc. (collectively, the “Talos Issuers”) in exchange for an aggregate of 2,874,049 shares of our common stock; (ii) the holders of the second lien bridge loans due 2022 issued by the Talos Issuers (the “11.00% Bridge Loans”), including certain of the Apollo Funds and the Riverstone Funds, exchanged those 11.00% Bridge Loans for $172 million aggregate principal amount of 11.00% Second-Priority Senior Secured Notes due 2022 issued by the Talos Issuers (“New Second Lien Notes”); and (iii) certain funds controlled by Franklin Advisers, Inc. (“Franklin,” and such funds, the “Franklin Noteholders”) and certain clients of MacKay Shields LLC (“MacKay Shields,” and such clients, the “MacKay Noteholders”) exchanged their 7.50% Senior Secured Notes due 2022 issued by Stone (“7.50% Stone Senior Notes”) for $137,441,992 aggregate principal amount of New Second Lien Notes. In addition to the Franklin Noteholders and the MacKay Noteholders, certain other funds and accounts controlled by Franklin and certain other clients of MacKay Shields were securityholders of Stone prior to the Stone Combination. The transactions contemplated by the Transaction Agreement and the Exchange Agreement are collectively referred to herein as the “Transactions” or the “Stone Combination.”

As of May 20, 2018, and as a result of the Transactions, the Apollo Funds and the Riverstone Funds, collectively held approximately 63% of our then outstanding common stock, and the former stockholders of Stone, including certain funds and accounts controlled by Franklin and certain clients of MacKay Shields, held approximately 37% of our then outstanding common stock.

Stockholders’ Agreement

On May 10, 2018, in connection with the closing of the Transactions (the “Closing”), we entered into the Stockholders’ Agreement with certain of the Apollo Funds and the Riverstone Funds. The Stockholders’ Agreement provides, among other things, the following:

•

Initial Board Composition. Immediately following the Closing, the Board of Directors consisted of ten directors, with (i) two directors designated by the Apollo Funds (the “Apollo Directors”); (ii) two directors designated by the Riverstone Funds (the “Riverstone Directors”); (iii) one director jointly designated by the Apollo Funds and the Riverstone Funds (the “Joint Director”); (iv) our chief executive officer; and (v) four directors (the “Company Directors”), including the Non-Executive Chairman, that are Company Independent Directors (as defined in the Stockholders’ Agreement) designated by Stone.

•

Board Nomination Rights. Each of the Apollo Funds and the Riverstone Funds initially have the right to designate two directors for nomination by the Board of Directors for election and maintain its proportional representation on the Board of Directors so long as the Apollo Funds or the Riverstone Funds, as applicable, and their affiliates collectively beneficially own at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds and the Riverstone Funds, as applicable, at Closing. Upon the Apollo Funds and their affiliates ceasing to collectively beneficially own at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at Closing, the Apollo Funds will have the right to designate one director to the Board of Directors for so long as the Apollo Funds and their affiliates collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at Closing. Upon the Apollo Funds and their affiliates ceasing to collectively beneficially own at least (i) 5% of our outstanding

2019 Proxy Statement 52

common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at Closing, the Apollo Funds will not have a right to designate a director to the Board of Directors. Upon the Riverstone Funds and their affiliates ceasing to collectively beneficially own at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at Closing, the Riverstone Funds will have the right to designate one director to the Board of Directors for so long as the Riverstone Funds and their affiliates collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at Closing. Upon the Riverstone Funds and their affiliates ceasing to collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at Closing, the Riverstone Funds will not have a right to designate a director to the Board of Directors.

The successor nominees to the Company Directors shall be selected by the Governance & Nominating Committee of the Board of Directors, and shall also qualify as Company Directors. The Apollo Funds and the Riverstone Funds are required to vote all of their respective shares of our common stock (i) in favor of each nominee nominated by the Apollo Funds and the Riverstone Funds pursuant to the Stockholders’ Agreement and (ii) with respect to all other director nominees, in the Apollo Funds’ and the Riverstone Funds’ sole discretion either (a) in a manner that is proportionate to the manner in which all shares of our common stock are voted by our stockholders other than the Apollo Funds and the Riverstone Funds with respect to director elections or (b) for the Company Directors recommended by the Governance & Nominating Committee of the Board of Directors.

•

Committee Composition. The Audit Committee shall consist solely of Company Directors, the Compensation Committee shall have at least one Company Director and the Governance & Nominating Committee shall have at least two Company Directors.

•

Standstill Provisions. For a period of two years beginning on May 10, 2018, the Apollo Funds and Riverstone Funds and their respective affiliates have agreed to refrain from taking certain actions, including (i) participating in the solicitation of proxies in opposition to the Company Directors and (ii) calling a special meeting in respect of the foregoing.

•

Transfer Restrictions. As of the date of this Proxy Statement, each of the Apollo Funds and the Riverstone Funds and their respective affiliates are permitted to transfer, from time to time, up to 75% of our common stock that was issued to the Apollo Funds and Riverstone Funds at closing of the Transactions.

Until May 10, 2019, subject to certain exceptions, neither the Apollo Funds nor the Riverstone Funds may transfer any shares of our common stock to any person or group if, to their knowledge, such person or group would beneficially own in excess of 35% of the total outstanding shares of our common stock following such transfer, without the prior consent of a majority of the Company Directors.

On May 10, 2019, the Apollo Funds and the Riverstone Funds will no longer be subject to transfer restrictions in the Stockholders’ Agreement.

•

Related Party Transactions. Any transaction in excess of $120,000 in which we or any of our affiliates is a participant and the Apollo Funds or the Riverstone Funds or any of their respective affiliates (other than us and our subsidiaries) or any of our directors has a material interest in the transaction must be approved by a majority of the disinterested directors or a majority of the Audit Committee.

2019 Proxy Statement 53

Equity Registration Rights Agreement

On May 10, 2018, we entered into the Equity Registration Rights Agreement (the “Equity Registration Rights Agreement”) with certain of the Apollo Funds and the Riverstone Funds, Franklin and MacKay Shields, relating to the registered resale of our common stock owned by such parties as of Closing (the “Registrable Securities”). Under the Equity Registration Rights Agreement, we are required to file a shelf registration statement within 30 days of our receipt of written request by a holder of Registrable Securities (a “Holder”). Each Holder will be limited to two demand registrations in any twelve-month period.

The Holders have the right to request that we initiate underwritten offerings of our common stock; provided, that the Apollo Funds and the Riverstone Funds will have the right to demand three underwritten offerings in any twelve-month period, and Franklin and MacKay Shields will only have the collective right to demand one underwritten offering. The Holders have customary piggyback rights with respect to any underwritten offering that we conduct for as long as the Holders and their respective affiliates own 5% of the Registrable Securities. Each Holder will agree to a lock up with underwriters in the event of an underwritten offering, provided that the lock up will not apply to any Holder who does not have a right to participate in such underwritten offering. The Equity Registration Rights Agreement will terminate with respect to Franklin and MacKay Shields in the event that either Franklin or MacKay Shields ceases to beneficially own 5% or more of the then outstanding shares of our common stock. The Equity Registration Rights Agreement will otherwise terminate at such time as there are no Registrable Securities outstanding.

We will bear all of the expenses incurred in connection with the offer and sale, while the Apollo Funds, the Riverstone Funds, Franklin and MacKay Shields will be responsible for paying underwriting fees, discounts and selling commissions. Fees incurred by us in conjunction with the Equity Registration Rights Agreement were $1.8 million for the fiscal year ended December 31, 2018.

Debt Modification Work Fees

We paid $9.3 million in work fees to holders of the 11.00% Bridge Loans and 7.50% Stone Senior Notes to exchange into New Second Lien Notes. Certain funds affiliated with, and controlled by, (i) Apollo Global Management LLC and (ii) Riverstone Holdings LLC (the “Sponsors”), which were the sponsors of Talos Energy LLC prior to the Closing, collectively received $4.1 million and the Franklin Noteholders and the MacKay Noteholders collectively received $3.3 million as a result of the work fees paid, in each case, during the fiscal year ended December 31, 2018.

Legal Fees

We have engaged the law firm Vinson & Elkins L.L.P. (“V&E”) to provide legal services to us. An immediate family member of William S. Moss III, our Executive Vice President, General Counsel and Secretary and one of our executive officers, is a partner at V&E. For the fiscal year ended December 31, 2018, we incurred fees of approximately $7.4 million for legal services performed by V&E.

Historical Transactions with Affiliates of Talos Energy LLC

Service Fee Agreements

Prior to the Stone Combination, Talos Energy LLC entered into service fee agreements (the “Service Fee Agreements”) with each of the Sponsors for the provision of certain management consulting and advisory services. Under each of the Service Fee Agreements, Talos Energy LLC previously paid a fee equal to the higher of (i) a certain percentage of earnings before interest, income taxes, depletion, depreciation and amortization and (ii) a fixed fee payable quarterly; provided, however, such fees were subject in each case to a cap of $0.5 million, in aggregate, for any calendar year. For the fiscal year ended December 31, 2018, Talos Energy LLC incurred approximately $0.5 million for these services. In connection with the Stone Combination, the Service Fee Agreements were terminated on May 10, 2018.

2019 Proxy Statement 54

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2018 was completed by EY on March 13, 2019. EY has served as the Company’s independent registered public accounting firm since the closing of the Stone Combination. Prior to such date, EY served as Talos Energy LLC’s accounting firm since 2012.

The Board of Directors is submitting the appointment of EY for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The stockholders’ ratification of the appointment of EY does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

The table below sets forth the aggregate fees billed or expected to be billed by EY, the Company’s independent registered public accounting firm, for services provided since the closing of the Stone Combination:

2018
Audit Fees (1)	$2,439,232
Audit-Related Fees	—
Tax Fees (2)	$55,617
All Other Fees	—
Total	$2,494,849

(1)

Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and a review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, (ii) the audit of internal control over financial reporting, (iii) the filing of our registration statements for equity securities offerings, (iv) research necessary to comply with generally accepted accounting principles, and (v) other filings with the SEC, including consents, comfort letters, and comment letters.

(2)	Tax fees consist of the aggregate fees incurred related to tax compliance services and consultations on various tax issues.

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of EY’s audit, audit-related, tax and other services. For the fiscal year ended December 31, 2018, the Audit Committee pre-approved all services described above.

The Company expects that representatives of EY will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

Approval of Proposal TWO requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote on Proposal TWO. Votes cast FOR or AGAINST this Proposal TWO will be counted as votes cast on the Proposal. For these purposes, abstentions and broker non-votes are not treated as votes cast and will have no impact on the outcome of this vote.

2019 Proxy Statement 55

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the
fiscal year ending December 31, 2019.

2019 Proxy Statement 56

PROPOSAL THREE: NON-BINDING ADVISORY VOTE ON  THE COMPANY’S NAMED EXECUTIVE

OFFICER COMPENSATION

The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2018, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “Say-on-Pay” vote).

As described in detail under the heading “Executive Compensation,” we structure our executive compensation program with a view towards promoting accountability to ensure that the interests of our management and stockholders remain aligned. We accomplish this by tying several components of our executive compensation program to the Company’s short and long-term performance. Further, the majority of the Company’s Named Executive Officers’ compensation is at-risk. In an effort to achieve these goals, we have implemented the best practices described in the chart below.

What We Do		What We Don’t Do
✓	Pay for performance, including for sustained performance over multi-year performance periods	× ×	No excessive perquisites No tax gross-ups
✓	Significant portion of compensation is performance-based and at-risk	×	No current dividend payments on unvested equity awards
✓	Independent compensation consultant	×	No-single trigger change in control payments or vesting of equity awards under our Long Term Incentive Plan
✓	Utilize an appropriate peer group in determining compensation elements and levels of pay
✓	All acceleration of performance share unit awards is based on actual performance
✓	Maintain stock ownership guidelines

Please read the “Executive Compensation” section beginning on page 18 for additional details about our executive compensation program, including information about the compensation of our Named Executive Officers during 2018.

The Compensation Committee and the Board have determined that the Company’s Named Executive Officer compensation program focuses on long-term value creation for our stockholders and delivers pay relative to our performance, all of which help us to attract, retain and motivate talented executives to ensure the Company’s success. Therefore, the Board recommends that you vote FOR the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure in this Proxy Statement).

Text of the Resolution to be Adopted

We are asking stockholders to vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

Vote Required

Approval of Proposal THREE requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote Proposal THREE. Votes cast FOR or AGAINST

2019 Proxy Statement 57

this Proposal THREE will be counted as votes cast on the Proposal. For these purposes, abstentions and broker non-votes are not treated as votes cast and will have no impact on the outcome of this vote. This advisory vote on executive compensation is not binding on the company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value our stockholders’ opinions with respect to our Named Executive Officer compensation program and will take into account the result of this vote when evaluating the compensation programs for our Named Executive Officers in the future.

Recommendation

The Board unanimously recommends that stockholders vote FOR the approval, on a non-binding advisory basis, of the Company’s Named

Executive Officer compensation for the fiscal year ended

December 31, 2018 as disclosed in this Proxy Statement

pursuant to the compensation disclosure rules

of the SEC.

2019 Proxy Statement 58

PROPOSAL FOUR: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

Dodd-Frank enables our stockholders to indicate how frequently we should seek a non-binding advisory vote on the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “Say-on-Frequency” vote). By voting on this Proposal FOUR, stockholders may indicate, on a non-binding advisory basis, whether the say-on-pay advisory vote should occur every year, every two years or every three years, or abstain on this matter.

The Board has determined that an annual non-binding advisory vote on executive compensation will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

You may cast your vote on your preferred voting frequency by choosing among the following frequency options (not solely for or against the recommendation of the Board):

•	Choice 1—every year;
•	Choice 2—every two years;
•	Choice 3—every three years; or
•	Choice 4—abstain from voting

Vote Required

The frequency of the say-on-pay vote that receives the greatest number of votes—every one year, every two years or every three years—will be the frequency that the stockholders approve, on a non-binding advisory basis. Neither abstentions nor broker non-votes will have any effect on the outcome of Proposal FOUR. This advisory vote on the frequency of the say-on-pay vote is not binding on the Board. However, the Board will take into account the result of the vote when determining the frequency of future say-on-pay votes.

Recommendation

The Board unanimously recommends that stockholders vote FOR the frequency of “one year” for future votes, on a non-binding advisory basis,

on the Company’s Named Executive Officer compensation.

2019 Proxy Statement 59

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth by the NYSE and (iii) financially literate. In addition, Charles M. Sledge qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted as of May 10, 2018, which is reviewed annually.

Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our auditors.

The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”).

Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB regarding independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC.

Audit Committee of the Board of Directors

Charles M. Sledge, Chairman
Donald R. Kendall, Jr., Member
John “Brad” Juneau, Member

2019 Proxy Statement 60

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Any stockholder of the Company who desires to submit a proposal for inclusion in the Company’s 2020 proxy materials must submit such proposal to the Company at its principal executive offices (Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, Attn: Secretary), and the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the first anniversary of the date the Company sends its 2019 proxy materials, which will be December 7, 2019 (based the mailing date of April 5, 2019 for the 2019 proxy materials). Any such stockholder proposal must meet the requirements set forth in Rule 14a-8.

Any stockholder of the Company who desires to submit a proposal for action at the 2020 Annual Meeting of Stockholders, but does not wish to have such proposal included in the Company’s proxy materials, must submit such proposal to the Company at its principal executive offices (Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, Attn: Secretary) not earlier than the close of business on the 120th day (January 7, 2020) and not later than the close of business on the 90th day (February 6, 2020) prior to the first anniversary of the preceding year’s annual meeting (May 6, 2020). We will only consider proposals that meet the requirements of the applicable rules of the SEC and our Bylaws.

It is the responsibility of the Governance & Nominating Committee to, subject to the terms of the Stockholders’ Agreement, identify, evaluate, and recommend to the Board of Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Governance & Nominating Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

While the Board of Directors does not have a formal policy on diversity, the Governance & Nominating Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Governance & Nominating Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas industry, accounting and investment analysis, and legal and corporate governance, among other areas. The Governance & Nominating Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Governance & Nominating Committee solicits recommendations from existing directors and senior management to be considered by the Governance & Nominating Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Governance & Nominating Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

•	the name and address of the nominating stockholder, as they appear on the Company’s books;

•	the nominee’s name and address and other personal information;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;

2019 Proxy Statement 61

•

a completed and signed questionnaire, representation and agreement and written director agreement, pursuant to the Company’s Bylaws, with respect to each nominee for election or re-election to the Board; and

•	all other information required to be disclosed pursuant to the Company’s Bylaws and Regulation 14A of the Exchange Act.

Further, the Company may require any proposed director nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The Company suggests that any such proposal be sent by certified mail, return receipt requested.

2019 Proxy Statement 62

SOLICITATION OF PROXIES

Solicitation of proxies may be made via the Internet, by mail, personal interview or telephone by directors, officers and other regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. We have not retained a professional proxy solicitor or other firm to assist with the solicitation of proxies, although we may do so if deemed appropriate. The Company will bear all costs of solicitation.

AVAILABILITY OF CERTAIN DOCUMENTS

Copies of this Proxy Statement, the proxy card and our Annual Report have been posted on the Internet and can be accessed by all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our Annual Report, including the exhibits, the financial statements and any schedules thereto. Please send a written request to:

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

Attention: William S. Moss III

The charters for the Audit, Compensation, Governance & Nominating and Safety Committees, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics have been posted to our corporate website (www.talosenergy.com) and can be accessed through the website’s “Corporate Governance & Board Committees” section. Our Code of Business Conduct and Ethics applies to our directors, officers and other employees, and we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address specified above. The committee charters and our Corporate Governance Guidelines and Code of Business Conduct and Ethics are also available in print without charge upon written request to William S. Moss III, our General Counsel, at the address above.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written request to William S. Moss III, our General Counsel, at the address above.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

2019 Proxy Statement 63

DIRECTIONS TO ANNUAL MEETING

The 2019 Annual Meeting of Stockholders will be held at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002. Three Allen Center is located in downtown Houston, Texas.

2019 Proxy Statement 64

Your vote matters - here’s how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m. CT May 5, 2019

Online Go to www.envisionreports.com/TALO or scan the QR code — login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TALO

2019 Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3 and FOR a frequency of one year on Proposal 4.

1. Election of Directors: To elect to the Company’s Board of Directors the three Class I directors set forth in the accompanying Proxy Statement, each of whom will hold office until the 2022 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Charles M. Sledge	☐	☐	☐	02 - Robert M. Tichio	☐	☐	☐	03 - Olivia C. Wassenaar	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Proposal to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year ending December 31, 2019	☐	☐	☐	3.	Proposal to approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2018.	☐	☐	☐
		1 Year	2 Years	3 Years	Abstain
4.	Proposal to approve, on a non-binding advisory basis, the frequency of future advisory votes on the Company’s Named Executive Officer compensation.	☐	☐	☐	☐	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1UPX

0305UF

Proxy materials for the Annual Meeting of Stockholders is available at: www.envisionreports.com/TALO

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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Talos Energy Inc.

Notice of 2019 Annual Meeting of Stockholders of Talos Energy Inc.

Proxy Solicited by Board of Directors for Annual Meeting — May 6, 2019, 10:30 a.m. CT, Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, TX 77002

Neal P. Goldman, Timothy S. Duncan and William S. Moss III or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Talos Energy Inc. to be held on May 6, 2019 AT 10:30 a.m. CT or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the undersigned stockholder(s). If no such directions are indicated, the shares will be voted FOR all of the nominees listed in Proposal 1, FOR Proposals 2 and 3, and FOR a frequency of one year on Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.